UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Stewart Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
STEWART ENTERPRISES, INC
PROXY STATEMENT
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
Director Compensation
EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2006
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested in Fiscal 2006
Pension Benefits
Non-qualified Deferred Compensation for Fiscal 2006
CERTAIN TRANSACTIONS
PROPOSAL TO APPROVE THE STEWART ENTERPRISES, INC.
PROPOSAL TO APPROVE THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

[Letterhead of Stewart Enterprises, Inc.]
March 6, 2007
To our shareholders:
     You are cordially invited to the annual meeting of shareholders of Stewart Enterprises, Inc. to be held at 11:00 a.m. on April 5, 2007, in the Hotel Intercontinental, 444 St. Charles Avenue, New Orleans, Louisiana.
     The attached notice of meeting and proxy statement describe in detail the matters proposed by your board of directors to be considered and voted upon at the meeting.
     It is important that your shares be represented at the meeting. Accordingly, we ask that you read the attached notice of meeting and proxy statement carefully and that you complete, date and sign the enclosed proxy and return it promptly in the accompanying postpaid envelope. This will ensure that your vote is counted. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting if you wish to do so.
     Please return the enclosed proxy and save us the cost of having to contact you again in order to obtain your signed proxy.

Sincerely,

John P. Laborde
Chairman of the Board

STEWART ENTERPRISES, INC.
1333 S. Clearview Parkway
Jefferson, Louisiana 70121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF STEWART ENTERPRISES, INC.:
     You are cordially invited to the 2007 annual meeting of our shareholders which will be held in the Hotel Intercontinental, 444 St. Charles Avenue, New Orleans, Louisiana, on April 5, 2007, at 11:00 a.m. for the following purposes:
•	To elect each of our directors to serve a one-year term of office expiring at our 2008 annual meeting

•	To approve the Stewart Enterprises, Inc. 2007 Stock Incentive Plan

•	To approve the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan

•	To transact such other business as may properly come before the meeting or any adjournment thereof
     Only shareholders of record at the close of business on February 9, 2007 are entitled to notice of and to vote at our 2007 annual meeting.
     If you are unable to attend in person and wish to have your shares voted, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. You may revoke your proxy by giving notice to our Secretary at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Lewis J. Derbes, Jr.
Secretary
Jefferson, Louisiana
March 6, 2007

STEWART ENTERPRISES, INC.
1333 S. Clearview Parkway
Jefferson, Louisiana 70121
March 6, 2007
PROXY STATEMENT
     We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies on behalf of our board of directors for use at the 2007 annual meeting of our shareholders to be held on April 5, 2007, at 11:00 a.m. in the Hotel Intercontinental, 444 St. Charles Avenue, New Orleans, Louisiana.
     Only holders of record of our Class A and Class B common stock at the close of business on February 9, 2007 are entitled to notice of and to vote at our 2007 annual meeting. On that date, we had outstanding 101,630,170 shares of our Class A common stock, each of which is entitled to one vote, and 3,555,020 shares of our Class B common stock, each of which is entitled to ten votes.
     You may revoke your proxy at any time before it is voted at the annual meeting by filing with our Secretary a written revocation or duly executed proxy bearing a later date. Your proxy will be deemed revoked if you attend the annual meeting and vote in person.
     We will begin mailing this proxy statement to our shareholders on or about March 6, 2007, and we will bear the cost of soliciting proxies in the enclosed form. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and facsimile. We will ask banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and we will reimburse them upon request for their reasonable expenses in so acting.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
Stock Ownership of Directors and Executive Officers
     The table below sets forth certain information concerning the beneficial ownership, as of February 9, 2007, of our Class A and Class B common stock by (1) each director and director nominee, (2) each executive officer for whom compensation information is disclosed under the caption “Executive Compensation,” and (3) all of our directors and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

				Acquirable through
				Currently
		Number of Shares		Exercisable	Percent
Beneficial Owner	Class	Beneficially Owned(1)(2)		Stock Options(3)	of Class(3)
Directors and Director Nominees

Frank B. Stewart, Jr.	Class A	7,236,481	(4)	0	7.1%
111 Veterans Memorial Boulevard	Class B	3,555,020	(5)	0	100.0%
Suite 160 Metairie, LA 70005

John P. Laborde	Class A	56,327	(6)	0	*
Thomas J. Crawford	Class A	0		0	*
Thomas M. Kitchen	Class A	67,394	(7)	93,400	*
Alden J. McDonald, Jr.	Class A	18,205	(8)	0	*
James W. McFarland	Class A	40,376	(9)	0	*
John C. McNamara	Class A	45,200	(10)	0	*
Ronald H. Patron	Class A	22,500	(11)	0	*
Michael O. Read	Class A	61,539	(12)	0	*
Ashton J. Ryan, Jr.	Class A	12,000	(13)	0	*

Named Executive Officers(14)

Brent F. Heffron	Class A	101,464	(15)	73,350	*
G. Kenneth Stephens, Jr.	Class A	84,644	(16)	73,350	*

All directors and executive officers as a group (18 persons)	Class A	7,499,209	(17)	391,175	7.7%
	Class B	3,555,020	(17)	0	100.0%

*	Less than 1%.

(1)	Excludes shares subject to options currently exercisable or exercisable within 60 days, which shares are set forth separately in the next column. No shares are pledged as security.

(2)	Includes shares held indirectly through the Stewart Enterprises Employees’ Retirement Trust (SEERT). Individuals participating in the SEERT have the power to direct the trustee of the SEERT as to how shares of our Class A common stock credited to their SEERT accounts are to be voted and have the right to dispose of the shares of our Class A common stock credited to their SEERT accounts through transfers to other SEERT funds.

(3)	Consists of shares subject to options currently exercisable or exercisable within 60 days. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding Class A common stock owned by such persons individually and by all directors and executive officers as a group, but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

(4)	Includes 6,768,444 shares owned as community property with Mr. Stewart’s wife and, 442,350 shares owned by the Frank B. Stewart, Jr. Foundation (a non-profit corporation), with respect to which Mr. Stewart shares voting and investment power and 25,687 held indirectly by Mr. Stewart through the SEERT.

(5)	Each share of Class B common stock has ten votes per share and, unless otherwise required by law, the holder of Class B common stock votes together with the holders of Class A common stock on all matters brought before the shareholders. As of February 9, 2007, Mr. Stewart beneficially owned shares of Class A and B common stock having 42,344,331 votes, or 30.9 percent of our total voting power.

(6)	Includes 428 shares owned by Mr. Laborde’s wife and 9,000 restricted shares that Mr. Laborde is required to retain until he ceases to serve on the Company’s Board of Directors.

(7)	Includes 14,500 shares of restricted stock.

(8)	Includes 3,000 shares owned by Mr. McDonald through a family corporation with respect to which Mr. McDonald shares voting and investment power and 9,000 restricted shares that Mr. McDonald is required to retain until he ceases to serve on the Company’s Board of Directors.

(9)	Includes 9,000 restricted shares that Mr. McFarland is required to retain until he ceases to serve on the Company’s Board of Directors.

(10)	Includes 9,000 restricted shares that Mr. McNamara is required to retain until he ceases to serve on the Company’s Board of Directors.

(11)	Includes 9,000 restricted shares that Mr. Patron is required to retain until he ceases to serve on the Company’s Board of Directors.

(12)	Includes 10,500 shares held in trust, with respect to which Mr. Read is a co-trustee and shares voting and investment power and 9,000 restricted shares that Mr. Read is required to retain until he ceases to serve on the Company’s Board of Directors.

(13)	Includes 9,000 restricted shares that Mr. Ryan is required to retain until he ceases to serve on the Company’s Board of Directors.

(14)	Information regarding Mr. Kitchen, who is a named executive officer other than Messrs. Heffron, and Stephens, appears immediately above under the caption “Directors and Director Nominees.”

(15)	Includes 29,316 shares of restricted stock.

(16)	Includes 4,223 shares held indirectly by Mr. Stephens through the SEERT and 29,316 shares of restricted stock.

(17)	As of February 9, 2007, all directors and executive officers as a group beneficially owned shares of Class A and Class B common stock representing 31.5 percent of our total voting power.

Stock Ownership of Certain Beneficial Owners
     As of February 9, 2007, the persons named below were, to our knowledge, the only beneficial owners of more than 5 percent of our outstanding Class A common stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than Frank B. Stewart, Jr., whose beneficial ownership of our Class A and Class B common stock is described above.

		Amount and Nature of		Percent
Beneficial Owner	Class	Beneficial Ownership		of Class
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, California 90401	Class A	9,137,275	(1)	9.0%

JC Clark Ltd. 130 Adelaide Street West Suite 3400 Toronto, Ontario M5H 3P5	Class A	5,650,830	(2)	5.6%

Westfield Capital Management One Financial Center Boston, MA 02111-2690	Class A	5,528,925	(3)	5.5%

1)	Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission (SEC) on February 2, 2007, indicating that all shares shown as beneficially owned are held with sole voting and investment power.

2)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 6, 2007, indicating that all shares shown as beneficially owned are held with sole voting and investment power.

3)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2007, indicating that all shares shown as beneficially owned are held with sole voting and investment power.

ELECTION OF DIRECTORS
General
     Our Amended and Restated Articles of Incorporation (the “Articles”) and By-laws provide that our board of directors is elected annually and, pursuant to our By-laws and a resolution of the board of directors, the number of directors has been set at eight. At the recommendation of our corporate governance and nominating committee, all directors have been nominated by the board of directors for election at our 2007 annual meeting except John P. Laborde and John C. McNamara. Mr. Laborde, who is serving as Chairman of the Board, will retire as a director at the Company’s annual meeting of shareholders on April 5, 2007, as he is not eligible to continue to serve under the age limit for directors in the Company’s bylaws. The Company has appointed Frank B. Stewart, Jr. to serve as Chairman of the Board upon Mr. Laborde’s retirement. Mr. McNamara informed us that he would not stand for re-election as a director, but will continue to serve for the remainder of his current term which expires on April 5, 2007, the date of our annual meeting.
     In addition, the board has appointed our incoming President and Chief Executive Officer Thomas J. Crawford as a director effective on his start date, which will be no later than March 31, 2007, and has nominated him for election at our 2007 annual meeting. Each director nominee is nominated for a term of office expiring at our 2008 annual meeting and until their successors are duly elected and qualified.
     Unless authority to vote for the election of directors is withheld, the proxy holders named on the enclosed proxy will vote all shares represented thereby in favor of the election of each of the nominees listed above. We are informed that each nominee is willing to serve; however, in accordance with our By-laws, if any of them should decline or become unable to serve for any reason, votes represented by the enclosed proxy will be cast instead for a substitute nominee designated by the board of directors, or, if none is designated, the number of directors will be reduced automatically by the total number of nominees withdrawn from consideration. Under our By-laws, directors are elected by plurality vote.
Nominations
     Our board of directors is open to suggestions from our shareholders on candidates for election to the board. Any shareholder may suggest a nominee by sending the following information to our corporate governance and nominating committee: (i) your name, mailing address and telephone number, (ii) the suggested nominee’s name, mailing address and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by you, and whether he or she has consented to being suggested and is willing to serve, (iv) the suggested nominee’s resumé or other description of his or her background and experience and (v) your reasons for suggesting that the individual be considered. The information should be sent to the committee addressed as follows: Chairman, Corporate Governance and Nominating Committee, Stewart Enterprises, Inc., 1333 S. Clearview Parkway, Jefferson, Louisiana 70121.
     A shareholder of record who does not wish to follow the foregoing procedure but who wishes instead to nominate directly one or more persons for election to the board of directors must comply with the procedures established by our Articles and By-laws. Pursuant to those procedures, the shareholder may nominate one or more persons for election at a meeting of shareholders only if the shareholder is entitled to vote at the meeting and provides timely notice in writing to our Secretary at our principal office, 1333 S. Clearview Parkway, Jefferson, Louisiana 70121. To be timely, a shareholder’s notice must be received at our principal office not less than 45 days nor more than 90 days prior to the meeting; however, if less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received at our principal office no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must include the following information with respect to each person the shareholder proposes to nominate: (1) the person’s name, age, business address and residential address, (2) the person’s principal occupation or employment, (3) the class and number of shares of our capital stock of which such person is the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), (4) the person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected and (5) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors, or otherwise would be required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934. The notice also must include the following information with respect to the shareholder giving the notice: (1) the name and address of the shareholder and (2) the class and number of shares of our capital stock of which the shareholder is the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934). If requested in writing by our Secretary at least 15 days in advance of the meeting, the shareholder must disclose to our Secretary, within ten days of the request, whether the person is the sole beneficial owner of the shares held of record by the shareholder, and, if not, the name and address of each other person known by the shareholder of record to claim or have a beneficial interest in the shares.

Policies Regarding Director Attendance at Annual Meetings and Communications with Directors
     It is the policy of our board of directors that directors are strongly encouraged to attend all annual shareholder meetings. All of our directors attended the 2006 annual meeting of shareholders. Our board of directors has also adopted a procedure for shareholders to communicate with our directors. Any shareholder wishing to do so may write to the board of directors at the company’s principal business address, 1333 S. Clearview Parkway, Jefferson, Louisiana 70121. Any shareholder communication so addressed will be delivered unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the board of directors.
Director Nominees
     The following table sets forth certain information regarding our nominees for election as directors including whether each has been determined by the board of directors to be “independent” as defined by the listing standards of The NASDAQ Stock Market, LLC. Unless otherwise indicated, each director has been engaged in the principal occupation shown for more than the past five years.

Name, Age, Principal Occupation	Director
and Directorships in other Public Companies	Since	Independent
Thomas J. Crawford, 53	2007	No
Incoming President and Chief Executive Officer(1)
Thomas M. Kitchen, 59	2004	No
Acting Chief Executive Officer, Senior Executive Vice President and Chief Financial Officer (2)
Alden J. McDonald, Jr., 63	2001	Yes
President, Chief Executive Officer and Director, Liberty Bank and Trust Co.(3)
James W. McFarland, 61	1995	Yes
J.F., Jr. and Jessie Lee Seinsheimer Chair, A.B. Freeman School of Business, Tulane University(4)
Ronald H. Patron, 62	2006	Yes
Retired, Executive Vice President and Chief Financial Officer, Stewart Enterprises, Inc.(5)
Michael O. Read, 63	1991	Yes
Senior Vice President, Capital One, N.A.(6)
Ashton J. Ryan, Jr., 59	2004	Yes
President and Chief Executive Officer, First NBC Bank(7)
Frank B. Stewart, Jr., 71	1970	Yes
Chairman Emeritus of the Company and Chairman of the Board of Stewart Capital, LLC(8)
Our board unanimously recommends a vote FOR each of the nominees listed above.

(1)	On February 20, 2007, our board of directors appointed Mr. Crawford as President and Chief Executive Officer and as a director of the Company, effective on his start date, which will be no later than March 31, 2007. Mr. Crawford currently serves on behalf of Sorenson Capital Partners, a private equity group, as Chief Executive Officer of Erickson Companies, a regional residential framing company with manufacturing operations in Arizona, California and Nevada. From 2003 to 2004, he was a Senior Consultant to Carew, International, a sales process consulting and training company. He was Chairman, Chief Executive Officer and President of publicly-traded The York Group, Inc., one of the largest casket manufacturers in the U.S., from 2000 until its merger with Matthews International Corporation in 2002. From 1997 to 1999, he was Executive Vice President of Sales and Marketing of Lozier Corporation, a manufacturer of retail display fixtures and systems. From 1979 to 1997, he served in various positions with the Batesville Casket Company, a leading manufacturer and supplier of caskets, including Vice President and General Manager — Hardwood Products Group, Vice President of New Business Development, Vice President of Marketing and Vice President of Logistics. Additionally, he held the positions of Director of Corporate Development for both the Batesville Casket Company and its parent company, Hillenbrand Industries. Mr. Crawford received his Bachelor of Science in Finance from the University of Utah and his MBA from Brigham Young University.

(2)	Mr. Kitchen is a member of our investment committee. He was appointed Senior Executive Vice President in February 2007 and has been our Executive Vice President since December 2004. He has been our Chief Financial Officer since December 2004 and a director since February 2004. He is serving as Acting Chief Executive Officer from June 2006 until Mr. Crawford’s start date. From July 2003 to November 2004, he was Investment Management Consultant at Equitas Capital Advisors, LLC. From November 1999 to January 2002, he was President of Avondale Industries, Inc., a shipbuilder. He was Vice President and Chief Financial Officer of Avondale Industries, Inc. from 1987 to 1999 when it was an independent public company until its acquisition by Litton Industries, Inc. in 1999.

(3)	Mr. McDonald is a member of our audit committee and our corporate governance and nominating committee.

(4)	Mr. McFarland is also a director of Newpark Resources, Inc. and was a director of Sizeler Property Investors, Inc. until the company was sold in 2006. He is the chairman of our compensation committee and a member of our investment committee and our corporate governance and nominating committee.

(5)	Mr. Patron is a member of our audit committee and our corporate governance and nominating committee. He joined the Company in 1983, served as President of the Corporate Division and Chief Financial Officer from 1987 to 1998 and served on the board of directors from 1991 through 1998. In 1998, he scaled back his activities and took on the role of consultant and chief administrative officer until his retirement in 2001.

(6)	Mr. Read is a member of our audit committee, compensation committee and corporate governance and nominating committee. Prior to January 2001, Mr. Read was a Vice President at Marsh USA, Inc., an insurance brokerage and consulting firm.

(7)	Mr. Ryan is chairman of our audit committee and our investment committee and a member of our corporate governance and nominating committee. From October 1998 to July 2005, he served as President and Chief Executive Officer of First Bank and Trust. From July 1998 until October 1998, he served as Vice Chairman of Bank One, Louisiana and Chairman of its New Orleans market. Prior to its acquisition by Bank One in 1998, he served as President and Chief Executive Officer of First National Bank of Commerce, positions he held since 1991. Mr. Ryan spent the first 20 years of his career with Arthur Andersen and Company, specializing in auditing and consulting for several financial institutions.

(8)	Stewart Capital, LLC is an investment company owned entirely by Frank B. Stewart, Jr., our Chairman Emeritus. Mr. Stewart retired as Chairman of the Board in September 2003 and became our Chairman Emeritus at that time. Mr. Stewart will again serve as Chairman of the Board upon John Laborde’s retirement at the annual meeting of shareholders on April 5, 2007 as discussed below. He is a member of our investment committee and corporate governance and nominating committee.

Independence; Committees
     In determining the independence of the nominees, the board of directors considered, among other things, certain business relationships among individual nominees. Specifically, the board considered the fact that Mr. Stewart is an investor in First NBC Bank, of which Mr. Ryan is the President and Chief Executive Officer and from which Mr. Stewart has secured a line of credit.
     During the fiscal year ended October 31, 2006, our board of directors held 11 meetings. Each director attended 75 percent or more of the aggregate number of meetings of the board of directors and committees of which he was a member that were held during the period in which he served.
     Our board of directors has an audit committee on which Messrs. Ryan, McDonald, Patron and Read serve. The audit committee performs the functions described below under the heading “Audit Committee Report.” The audit committee met 9 times during the fiscal year ended October 31, 2006.
     Our board of directors also has a compensation committee on which Messrs. McFarland, McNamara and Read serve. All members of the compensation committee are independent, as independence for compensation committee members is defined in the listing standards of The NASDAQ Stock Market, LLC. The committee operates under a written charter adopted by the board of directors that is available on our website at www.stewartenterprises.com. The compensation committee met 19 times during the fiscal year ended October 31, 2006.
     The compensation committee recommends to the board for its approval at least annually a compensation policy for members of the board who are not full time employees of the company, after evaluating our compensation practices in relation to other companies of comparable size and within our industry.
     The compensation committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for executive officers, approve any contract under which compensation is awarded to an executive officer, and make awards to executive officers under our stock compensation plans. The committee evaluates at least annually the performance of our executive officers. The committee consults with the other directors regarding the performance of our chief executive officer and with the other board committee chairmen regarding the performance of our chief financial officer and our executive vice presidents and president of Investors Trust, Inc. The committee also seeks the advice of our chief executive officer in connection with the performance evaluation and compensation decisions for our other executive officers; however, the chief executive officer is not present when the committee meets to evaluate his performance and determine his compensation. The committee may delegate its authority to any one or more of its members; however, decisions made pursuant to delegated authority must be presented to the full committee at its next scheduled meeting. Although under the terms of our stock plans the committee has the authority to delegate to appropriate personnel its authority to make awards to employees other than executive officers, our stock option grant policy currently provides that all grants will be made by the committee.
     The committee has directly engaged Towers Perrin as its compensation consultant from time to time to provide information on executive and director compensation levels of similar companies for purposes of assuring that compensation is set at appropriate levels and practices. Towers Perrin provides market data on appropriate comparison groups and the amounts and forms of compensation. The committee then considers the information provided by Towers Perrin in setting and structuring executive compensation.
     Our board of directors also has a corporate governance and nominating committee on which Messrs. Laborde, McDonald, McFarland, McNamara, Patron, Read, Ryan and Stewart serve. All members of the corporate governance and nominating committee are independent, as independence for nominating committee members is defined in the listing of standards of the NASDAQ Stock Market, LLC. The committee operates under a written charter adopted by the board of directors that is available on our website at www.stewartenterprises.com. The corporate governance and nominating committee met 8 times and the corporate governance and nominating sub-committee met 4 times during the fiscal year ended October 31, 2006. Mr. Crawford was proposed to the corporate governance and nominating committee as a candidate for President and Chief Executive Officer by a third party search firm, and in connection with its determination to recommend to the board his appointment as President and Chief Executive Officer, the committee also recommended his appointment as a director effective on his start date which will be no later than March 31, 2007 and as a nominee for election at the annual meeting. The board accepted those recommendations.
     The corporate governance and nominating committee is responsible for corporate governance, succession planning and the identification and recommendation to the full board of directors of candidates for nomination or re-nomination to the board of directors. The committee will consider candidates recommended by shareholders who follow the procedures described above under the caption “Nominations.”

Although the committee has not established specific minimum qualifications for a position on the board of directors, it believes that candidates should have a strong educational background, a record of outstanding business or professional achievement and an impeccable reputation for integrity. The committee also believes that the experience and skills of the board members should be complementary, such that the board as a whole has a broad range of experiences. To identify potential director candidates, the committee primarily has sought suggestions from current board members and their contacts. The committee will also accept suggestions from shareholders who follow the nomination procedures described above and may seek the assistance of a professional search firm from time to time in the future. The committee gathers such additional information on suggested candidates as it deems relevant, considers which candidates it wishes to pursue further based on the criteria described above, interviews the remaining candidates, deliberates, and then decides which candidate or candidates to recommend to the board. The committee evaluates candidates suggested by shareholders in the same manner as candidates from all other sources.
Audit Committee Report
     The audit committee operates under a written charter adopted by the board of directors, which is available on our website at www.stewartenterprises.com. The members of the audit committee are Ashton J. Ryan, Jr., Alden J. McDonald, Jr., Ronald H. Patron and Michael O. Read. All members of the audit committee are independent, as independence for audit committee members is defined in the listing standards of the NASDAQ Stock Market, LLC. The board has determined that Ashton J. Ryan, Jr. and Ronald H. Patron are audit committee financial experts as defined in Item 407(d) of Regulation S-K.
     The audit committee oversees our company’s accounting and financial reporting processes and the audit of our financial statements on behalf of our board. Management has the primary responsibility for the financial statements and the accounting and financial reporting processes, including the system of disclosure controls and procedures and internal control over financial reporting.
     In this context, the audit committee has met and held discussions with management and our internal auditors and our independent registered public accounting firm. Management represented to the audit committee that our company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and fairly present, in all material respects, the financial condition, results of operations and cash flows of our company as of and for the periods presented in the financial statements. The audit committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Volume I. AU Section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.
     In addition, the audit committee has discussed with the independent registered public accounting firm such firm’s independence from our company and our management, including matters in the written disclosures and letter provided by such firm to the audit committee as required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted by the PCAOB in Rule 3600T, Discussions with Audit Committees). The independent registered public accounting firm has represented to the company that they are independent under applicable rules of the Securities and Exchange Commission.
     The audit committee has discussed with our internal auditors and our independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee has met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls over financial reporting and the overall quality of our company’s financial reporting.
     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited consolidated financial statements be included in our company’s Annual Report on Form 10-K for the year ended October 31, 2006, for filing with the Securities and Exchange Commission.
     Audit Fees: Aggregate fees and costs for professional services billed to our company by PricewaterhouseCoopers LLP for the annual audit and for compliance with Section 404 of the Sarbanes-Oxley Act, comfort letters issued in connection with our debt refinancings, the Securities and Exchange Commission review, statutory audits including the audit of our Puerto Rican operations and Investors Trust, Inc. (“ITI”) for the fiscal years ended October 31, 2006 and 2005, the deferred revenue project, and fees for reviewing the financial statements included in our company’s Form 10-Qs for the fiscal years ended October 31, 2006 and 2005 were $3,742,105 and $3,502,562, respectively.

     Audit-Related Fees: Aggregate fees and costs for professional services billed to our company by PricewaterhouseCoopers LLP related to the audit of the Stewart Enterprises Employees’ Retirement Trust (SEERT), the audit of the Stewart Enterprises Puerto Rico Employees Retirement Trust, and other accounting consultations regarding financial accounting and reporting standards for the fiscal years ended October 31, 2006 and 2005 were $0 and $25,930, respectively.
     Tax Fees: Aggregate fees and costs for professional services billed to our company by PricewaterhouseCoopers LLP related to tax compliance, including the preparation of international tax returns for the fiscal years ended October 31, 2006 and 2005 were $41,437 and $48,681, respectively.
     All Other Fees: There were no fees and costs billed to our company by PricewaterhouseCoopers LLP for the fiscal years ended October 31, 2006 and 2005 for professional services other than audit fees, audit-related fees and tax fees.
     The audit committee has determined that the provision of services covered by the three preceding paragraphs is compatible with maintaining the principal accountant’s independence from our company.
     The audit committee’s charter provides that the committee will pre-approve all audit services and permitted non-audit services to be performed for the company by its independent registered public accounting firm. The audit committee may delegate authority to pre-approve audit services, other than the audit of the company’s annual financial statements, and permitted non-audit services to one or more committee members, provided that the decisions made pursuant to this delegated authority must be presented to the full committee at its next scheduled meeting. Pursuant to its charter, the committee has adopted procedures for the pre-approval of services by the company’s independent registered public accounting firm. The committee will, on an annual basis, retain the independent registered public accounting firm and pre-approve the scope of all audit services and specified audit-related services. The chair of the committee or the full committee must pre-approve the firm’s review of any registration statements containing or incorporating by reference the firm’s audit report and the provision of any related consent and the preparation and delivery of any comfort letters. The committee has pre-approved the independent registered public accounting firm’s providing advice regarding isolated accounting and tax questions up to $25,000 per calendar quarter. Any other permitted non-audit services must be pre-approved by either the chair or the full audit committee. In fiscal year 2006, 100 percent of the services provided to the Company by the independent registered public accounting firm were pre-approved in compliance with the policies described above.
Submitted by the Audit Committee:
Ashton J. Ryan, Jr.                     Alden J. McDonald, Jr.                     Ronald H. Patron                      Michael O. Read

Director Compensation
Director Compensation
For Fiscal 2006
     The table below summarizes the compensation of our directors for our fiscal year ended October 31, 2006. Mr. Kitchen does not receive any additional compensation for service as a director.

	Fees Earned Or Paid in Cash
Name	($)	Stock Awards ($)		Total ($)
John P. Laborde	$60,000	$65,640	(2)	$125,640
Alden J. McDonald, Jr.	55,500	65,640	(2)	121,140
James W. McFarland	94,450	65,640	(2)	160,090
John C. McNamara	77,000	65,640	(2)	142,640
Ronald H. Patron	32,590 (1)	65,640	(2)	98,230
Michael O. Read	86,500	65,640	(2)	152,140
Ashton J. Ryan, Jr.	73,200	65,640	(2)	138,840
Frank B. Stewart, Jr.	44,500	—		44,500

(1)	Mr. Patron was elected to our board in April 2006.

(2)	Represents the amount recognized in fiscal 2006 for financial statement reporting purposes in accordance with FAS 123R for all stock awards granted during and prior to fiscal 2006. Includes 12,000 shares of Class A common stock granted to each independent director pursuant to the 2005 Directors’ Stock Plan on May 12, 2006. Each recipient is required to retain 75 percent of these shares (or 9,000 shares) until he ceases to serve on the board. The grant date fair value of each of these awards computed in accordance with FAS 123R was $65,640. No other stock or option awards were outstanding for these non-employee directors at October 31, 2006.
Cash Compensation
     Each director who is not an employee is paid a retainer of $21,000 per year, paid quarterly, and $1,500 for each board and board committee meeting attended. In May 2006, board and board committee meeting fees were reduced to $1,000 for meetings held via teleconference or video conference, effective as of August 2006. Meeting fees for committee chairs were $1,800 per meeting until August 2006, when instead of the additional meeting fees, annual supplements, paid quarterly, to the annual retainer amounts were approved for the following positions:

Chairman of the Board	$10,000

Chairman of the Audit Committee	$10,000

Chairman of the Compensation Committee	$5,000
Director Stock Ownership Policy
     In May 2006, the compensation committee adopted a policy requiring that each non-employee director own common stock of the Company with a value equal to at least five times the amount of the annual cash retainer no later than five years following adoption of the policy. New board members must comply with this policy five years after joining the board.

2005 Directors’ Stock Plan
     In April 2005, our shareholders approved the 2005 Directors’ Stock Plan, which authorizes a total of 400,000 shares of Class A common stock to be issued under the Plan to non-employee directors. Incentives under the Plan may be granted in any one or a combination of the following forms: options to purchase shares of common stock, stock appreciation rights, shares of restricted stock, restricted stock units and other stock-based awards. As of October 31, 2006 a total of 84,000 shares had been issued under the Plan, as described in Note 2 to the table above, and each recipient is required to retain 75 percent of these shares until he ceases to serve on the board.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          The objectives of our executive compensation policies are to:
•	Provide competitive levels of compensation that integrate pay with our annual and long-term performance goals,

•	assist us in attracting and retaining qualified executives, and

•	align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of our common stock.
          Our compensation is intended to reward achievement of business performance goals tailored to the executive’s area of responsibility and to recognize individual initiative and leadership.
          Our executive compensation program is primarily comprised of salaries, annual cash and stock incentive awards, long-term incentives in the form of stock options and restricted stock awards, and retirement benefits under our Supplemental Retirement and Deferred Compensation Plan (“Supplemental 401(k) Plan”) and Supplemental Executive Retirement Plan. We currently provide severance and change of control benefits only to Messrs. Crawford and Kitchen. We also provide some perquisites to our executives as described below. Our executives participate in benefit programs generally available to our employees, including our 401(k) plan and health and dental insurance plan.
          In fiscal 2004, our Board’s compensation committee retained Towers Perrin, a nationally recognized independent consulting firm, to perform a complete review of our executive compensation. In fiscal 2005, the consultant was again retained in connection with setting compensation for executive officers who had been promoted and had taken on additional responsibility in connection with our restructuring. In July 2005, we consolidated our four operating divisions into two, promoted Mr. Kendrick to Chief Operating Officer, and expanded the responsibilities for Mr. Heffron to President of our newly aligned Eastern Division and Mr. Stephens to President of our newly aligned Western Division.
          The consulting firm compared our executive compensation with a peer group made up of six companies in death care related industries, a larger peer group that included other service companies and a large survey from private and published sources of companies with similar revenues (the “comparison companies”). The committee set the target level of annual and long-term incentive compensation (salary, annual cash and stock incentive awards and long-term incentives) at approximately the median level of companies included in these peer groups, the survey and in accordance with the recommendations on competitive compensation levels provided by the independent consultant. Severance, retirement and change of control compensation were not considered in setting total annual and long-term compensation.
Employment Agreements; Salary
          Effective November 1, 2004, we entered into employment agreements with our executive officers. The agreements provided for employment through October 31, 2007 for Messrs. Budde and Kendrick and through October 31, 2006 for Messrs. Heffron and Stephens, subject to earlier termination under limited, specified circumstances, at a fixed annual salary. The employment agreements provided that if we terminated the executive officer’s employment without “cause” (as defined in the agreement), or the executive officer terminated his employment for “good reason” (as defined in the agreement), we must pay the executive an amount equal to a single year’s base salary over a two-year period. The agreements also provided that the executive could not compete with us for two years after termination of employment.
          The salary levels set in the agreements were based generally upon the level of responsibility of each officer and the median salary levels paid by the comparison companies for equivalent positions. Mr. Budde’s agreement provided for a salary of $500,000 per fiscal year beginning in fiscal year 2005 with an increase to $550,000 on September 21, 2005. Messrs. Kendrick’s, Heffron’s and Stephens’ agreements provided for a salary of $300,000 per fiscal year. In connection with the restructuring in July 2005 and the resulting increased levels of responsibility of Messrs. Kendrick, Heffron and Stephens, we amended their employment agreements to increase their salaries. Mr. Kendrick’s salary was increased to $350,000 and he was made eligible for a discretionary increase of $50,000 in August 2006. Messrs. Stephens’ and Heffron’s salaries were increased to $325,000 and they were made eligible for a discretionary increase of $25,000 in August 2006, although the discretionary increases were not granted.

     Mr. Kitchen became our Chief Financial Officer in December 2004 and entered into an employment agreement in substantially the same form as the agreements with our other executive officers providing for employment through October 31, 2007, with a salary of $300,000. Mr. Kitchen’s compensation package was set at approximately the median level paid by the comparison companies for an equivalent position and for commensurate work experience. As a result of Mr. Kitchen’s age at the time of hire and in order to encourage him to accept the position, Mr. Kitchen entered into a separate Supplemental Executive Retirement Agreement with us that allowed him to receive benefits after five years of service with us instead of 10 years as provided in the Plan. In addition, his benefits were scheduled to vest from 20% of final average compensation to 40% in four percent increments during service years 5-10, instead of from 20% to 40% in two percent increments from age 55 to 65 as provided in the Plan for Class B participants. The Agreement also provides that if his employment terminates before his completion of five years of service and after a change of control, he will receive the same benefits he could have received if he had completed five years of service. Our Supplemental Executive Retirement Agreement with Mr. Kitchen has been amended, as described below.
     We have for many years provided our executives with change of control benefits under change of control agreements; however, these expired on October 31, 2006 except for Mr. Kitchen. Upon Mr. Kitchen becoming our Chief Financial Officer in December 2004, we entered into a change of control agreement with him in substantially the same form as that provided at the time to Messrs. Budde and Kendrick. Mr. Kitchen’s agreement is described in detail below under the heading “Potential Payments Upon Termination or Change in Control” and expires on October 31, 2007.
     In March 2006, the employment agreement for Mr. Kitchen was amended to increase his salary to $325,000 effective January 1, 2006 in order to increase his salary to a level comparable to executives deemed by the committee to have a similar level of responsibility within the company.
     In June 2006 we entered into a retirement agreement with Mr. Budde providing for his retirement on June 30, 2006. Consistent with his employment agreement, Mr. Budde’s retirement agreement provides that, following his retirement, we will pay him $550,000 over a two-year period. Pursuant to his employment and retirement agreements, Mr. Budde may not compete with us for two years. As provided in his stock option and restricted stock grants, Mr. Budde’s unvested stock options were forfeited on June 30, 2006, and his unvested restricted stock automatically and fully vested on June 30, 2006. We agreed to provide Mr. Budde with continued health insurance through October 31, 2007. Mr. Budde is also receiving the retirement benefits previously established under the Supplemental 401(k) Plan and Supplemental Executive Retirement Plan, as described under the tables “Pension Benefits” and “Non-qualified Deferred Compensation for Fiscal 2006” below.
     In November 2006, we entered into a retirement agreement with Mr. Kendrick providing for his retirement on December 31, 2006. The retirement agreement provides that we will pay Mr. Kendrick $350,000 over a two-year period. Pursuant to his employment and retirement agreements, Mr. Kendrick may not compete with us for two years. As his annual incentive award with respect to fiscal 2006, we agreed to pay him $244,500 in cash on or before January 5, 2007. In determining the annual incentive award payment for Mr. Kendrick, we considered our then-current company estimate of the amount he would be paid. In accordance with the terms of his stock option and restricted stock awards, unvested stock options and unvested restricted stock as of December 31, 2006 were forfeited. We agreed to provide Mr. Kendrick with continued health insurance through December 31, 2007. Mr. Kendrick is also receiving the retirement benefits previously established under our Supplemental 401(k) Plan and Supplemental Executive Retirement Plan, as described under the tables “Pension Benefits” and “Non-qualified Deferred Compensation for Fiscal 2006” below.
     Mr. Kitchen became our acting Chief Executive Officer upon Mr. Budde’s retirement. In November 2006, we entered into an amended employment agreement with Mr. Kitchen to reflect his additional responsibilities. The agreement provides for an annual salary increase to $550,000 effective June 9, 2006, which was the level previously set for our Chief Executive Officer, for as long as he serves as our CEO. His Supplemental Executive Retirement Agreement was amended to allow him to receive an annual benefit equal to four percent of final average pay for each of his first five years of service, rather than cliff vesting after five years of service at 20 percent of final average pay.
     The employment and change of control agreements of our executive officers, with the exception of Mr. Kitchen, expired on October 31, 2006. We continue to pay the salaries set out in the respective employment agreements, except that the discretionary salary increases were not granted in August 2006.
     On February 20, 2007, we entered into a three-year employment agreement with Mr. Crawford pursuant to which he will receive an annual salary of $600,000 and participate in our annual incentive plan. For fiscal 2007, his maximum annual incentive award is 160% of his base salary, prorated for the number of days he is employed during the fiscal year, based 50 percent on earnings per share targets, 35 percent on free cash flow targets and 15 percent on qualitative factors, payable 50% in stock and 50% in cash. Mr. Crawford will be entitled to one year’s base salary if his employment is terminated without cause and two year’s base salary if his employment is terminated without cause within two years after a change of control. All of his options and restricted stock vest upon a change of control. The agreement prohibits Mr. Crawford from competing with our company for two years after termination of employment.
Annual Incentive Award
     Our goal in recent years has been to shift a larger portion of executive compensation away from salary and toward performance-based compensation. Accordingly, the annual award potential for superior performance for each executive officer exceeds his annual salary level.
     Our employment agreements with our executives set the maximum annual incentive award for each executive as a percentage of his salary, but allowed the compensation committee to set the criteria for each executive to earn the award each year. The committee uses the following factors, among others, in determining the annual criteria: prior recommendations from independent consultants, the individual and the Company’s performance in the prior fiscal year, and the Company’s range of projections for the upcoming fiscal year. Mr. Budde’s maximum annual incentive award was set at 150 percent of salary beginning in fiscal 2005, with an increase to 160 percent in fiscal 2006. Messrs. Kendrick’s, Heffron’s, and Stephens’ agreements provided for a maximum award of 100 percent of salary and, in connection with the amendments described above, these maximums were increased to 130 percent for fiscal 2005 and 2006. Mr. Kitchen’s maximum was set at 100 percent of salary upon his becoming our Chief Financial Officer and in March 2006 was increased to 130 percent for fiscal 2006. In connection with Mr. Kitchen becoming our acting Chief Executive Officer, his maximum incentive award for fiscal 2006 was increased to 160 percent of annual salary, the level previously set for our Chief Executive Officer, for the portion of fiscal 2006 that he served as acting Chief Executive Officer.
     The compensation committee determined that the annual incentive awards for fiscal 2006 would be paid one-half in cash and one-half in company stock in order to encourage stock ownership. The committee approved the following award criteria for fiscal 2006: For Messrs. Budde and Kitchen, 50 percent based on earnings per share targets, 35 percent on recurring free cash flow targets and 15 percent on discretionary qualitative factors. For Mr. Kendrick, 35 percent on earnings per share, 25 percent on recurring free cash flow, 25 percent on gross profit and 15 percent on qualitative factors. For Messrs. Stephens and Heffron, 30 percent on earnings per share, 60 percent on divisional objectives including gross profit, core funeral call growth, preneed property sales, preneed funeral sales and customer satisfaction surveys and 10 percent on qualitative factors. For each quantitative criterion, there are threshold, target and maximum awards that can be earned. For each of the quantitative criteria, the committee considers and approves adjustments for unusual items that are outside the control of the executives. The earnings per share threshold, target and maximum were $0.33, $0.35 and $0.38 per share, respectively. The recurring free cash flow threshold, target and maximum were $44 million, $46 million and $48 million, respectively. The committee uses discretion in evaluating the qualitative criteria and considers the following factors, among others, in approving the annual incentive awards: the committee’s evaluation of the Chief Executive Officer, the Chief Executive Officer’s written performance evaluation of the other executive officers, leadership, management, strategic planning, succession planning, employee development, business development and customer service. After evaluating the quantitative and qualitative criteria for each of the executives in fiscal 2006, the committee approved annual incentive awards of $444,121 for Mr. Kitchen, $311,769 for Mr. Stephens, and $234,447 for Mr. Heffron.
     Additionally, the compensation committee adopted stock ownership guidelines in January 2007 for our executives in order to further encourage and facilitate stock ownership by requiring a minimum value of stock ownership at three times base salary for the Chief Executive Officer and two times base salary for Executive Vice Presidents.
Long-Term Stock Incentive Awards
     For the past three fiscal years, our compensation committee has granted a combination of stock options and restricted stock to our executive officers based upon the prior advice of independent consultants and trends within the industry in order to be able to attract and retain executive level talent. The committee determines grant size based on the level of responsibility of the officer and considers the grant practices of the comparison companies. The committee’s intention is that approximately 50% of the Chief Executive Officer’s annual compensation and approximately 33% of the remaining executives’ total annual compensation be tied to stock appreciation thereby aligning their interests with those of our shareholders. The grants of stock options and restricted stock vest over four years and expire in seven years in order to strengthen our ability to retain our management team. We pay dividends on shares of restricted stock in order to provide our executives with beneficial ownership prior to vesting and to further align the interests of our executives with our shareholders. In order to protect our executives from the loss of the opportunity to earn their stock-based compensation, all restrictions on restricted stock lapse, and all options become immediately exercisable, upon a change of control. Unvested stock options and unvested restricted stock are generally forfeited on termination of employment for any reason, and vested stock options generally expire within one year in the event of death, disability, retirement at age 65, early retirement with approval of our Board of Directors or termination other than for cause after completing fifteen years of service. Vested options expire thirty days following termination for any other reason.
     In accordance with our executive compensation procedures, in May 2006, our compensation committee granted 10,666 shares of restricted stock and options for 51,607 shares of common stock to both Messrs. Heffron and Stephens, vesting in substantially equal amounts in May 2007, 2008, 2009 and 2010. Grants of restricted stock and stock options are considered annually during the Company’s first fiscal quarter. The grant in 2006 was delayed as a result of the blackout period associated with our delayed public filings.
     In accordance with our employment agreement with Mr. Crawford, he will receive on his start date 100,000 shares of restricted stock vesting over three years. He will also receive on his start date 120,000 shares of restricted stock vesting over a three-year period based upon the achievement of specified return on equity criteria: 40,000 shares vest on October 31, 2008 if our return on equity (“ROE”) for fiscal 2008 is greater or equal to 10 percent; 40,000 shares vest on October 31, 2009 if ROE for fiscal 2009 is greater or equal to 11 percent; and 40,000 shares vest on October 31, 2010 if ROE for fiscal 2010 is greater or equal to 12 percent. To the extent not already vested, all 120,000 shares vest on October 31, 2010 if the ROE for fiscal years 2008, 2009 and 2010 is greater than or equal to 11 percent on a compounded annual basis.
     Mr. Crawford will also receive on his start date 120,000 shares of restricted stock vesting over a three-year period based upon the achievement of specified trading prices of our Class A common stock: 40,000 shares vest on October 31, 2008 if the closing price per share of our Class A common stock equals or exceeds $8 per share for twenty consecutive trading days during fiscal 2008; 40,000 shares vest on October 31, 2009 if the closing price equals or exceeds $9 per share for twenty consecutive trading days during fiscal 2009; 40,000 shares vest on October 31, 2010 if the closing price equals or exceeds $10 per share for twenty consecutive trading days during fiscal 2010. To the extent not already vested, all 120,000 shares vest on October 31, 2010 if the closing price equals or exceeds $10 per share for twenty consecutive trading days at any time after his start date and on or before October 31, 2010. He will also receive on his start date options to purchase 360,000 shares of Class A common stock, vesting over a three-year period based upon the same stock price performance criteria applicable to his shares of restricted stock.
Retirement Plans
     We provide a Supplemental 401(k) Plan and a Supplemental Executive Retirement Plan for our executive officers. These plans are described in detail below under the headings “Pension Benefits” and “Non-qualified Deferred Compensation for Fiscal 2006.” These plans were initially adopted in 1995 and 2002, respectively, based upon the recommendations of independent consultants. The Supplemental 401(k) Plan was amended and restated on January 1, 2001.
Other Compensation
     We have also for many years provided our executives with some perquisites consisting primarily of an auto allowance and reimbursement for auto-related expenses and payment of their premiums for participation in our health and dental insurance plans. We have also for many years reimbursed executives for memberships in social clubs on a case-by-case basis if we deem appropriate to support business objectives. In addition, we have reimbursed executives for the travel and entertainment of their spouses in attending business functions. We consider these perquisites to be modest in comparison to those provided by the comparison companies.
Section 162(m) of the Internal Revenue Code
     Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year. An exception to the $1 million limit is provided for “performance-based compensation” that meets certain requirements, including approval by the shareholders. Options granted under our incentive compensation plans are structured to qualify as “performance-based compensation” and will be excluded in calculating the $1 million limit under Section 162(m). The annual incentive compensation and restricted stock granted to our executive officers have not been structured to qualify as performance-based compensation. Our compensation committee intends to monitor compensation levels and to consider qualifying the annual incentive compensation and restricted stock grants under Section 162(m), if the annual compensation of the Chief Executive Officer approaches $1 million. For that purpose, we are presenting the new Executive Officer Incentive Plan and the new 2007 Stock Incentive Plan providing for performance-based awards to our shareholders for approval at the Annual Meeting.

     The committee’s policy is to structure compensation that will be fully deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.
Compensation Committee Report
     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A.
Submitted by the Compensation Committee:

James W. McFarland	John C. McNamara	Michael O. Read
Compensation Committee Interlocks and Insider Participation
     During the last fiscal year, James W. McFarland, John C. McNamara and Michael O. Read served on the compensation committee. No member served as an officer or employee of our company or any of our subsidiaries prior to or while serving on the compensation committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, one of whose executive officers served on our board of directors or on our compensation committee.

Summary Compensation Table for Fiscal 2006

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation(4),(5)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Thomas M. Kitchen Acting Chief Executive Officer, Chief Financial Officer	2006	$407,379	—	$58,363	$188,271	$444,121	$202,238	$38,403	$1,338,775
Everett N. Kendrick Former Executive Vice President, Chief Operating Officer and President-Sales and Marketing Division(5)	2006	350,000	—	67,866	259,745	—	80,043	287,566	1,045,220
Brent F. Heffron Executive Vice President and President-Eastern Division	2006	325,000	—	30,957	133,024	234,447	79,681	63,169	866,278
G. Kenneth Stephens, Jr. Executive Vice President and President-Western Division	2006	325,000	—	30,957	133,024	311,769	53,405	49,683	903,838
Kenneth C. Budde Former President and CEO(5)	2006	434,438	—	241,900	27,804	—	22,676	592,364	1,319,182

(1)	Reflects the amount recognized in fiscal 2006 for financial statement reporting purposes in accordance with FAS 123R for stock awards granted during and prior to fiscal 2006, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. Assumptions used in the calculation of these amounts are included in Note 18 to our audited financial statements for the fiscal year ended October 31, 2006 included in our Form 10-K filed with the Securities and Exchange Commission on January 16, 2007. There were no forfeitures during fiscal 2006.

(2)	Reflects the amount recognized in fiscal 2006 for financial statement reporting purposes in accordance with FAS 123R for options granted during and prior to fiscal 2006, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. Assumptions used in the calculation of these amounts are included in Note 18 to our audited financial statements for the fiscal year ended October 31, 2006 included in our Form 10-K filed with the Securities and Exchange Commission on January 16, 2007. During fiscal 2006, Mr. Budde forfeited 431,250 options with an exercise price of $7.03 and 16,666 options with an exercise price of $5.44 as a result of his retirement on June 30, 2006.

(3)	Represents the sum of (1) the change in the actuarial present value of the executive’s accumulated benefit under the Supplemental Executive Retirement Plan from November 1, 2005 to October 31, 2006 and (2) interest earned in the executive’s account in the Supplemental 401(k) Plan that is considered to be at an above-market interest rate as compared to 120% of the federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code. The interest rate paid on the accounts of the Supplemental 401(k) Plan participants for fiscal year 2006 is equal to the company’s weighted average cost of capital as of October 31, 2006 which was 11.83%. The amounts for (1) and (2) for each executive are: Mr. Kitchen: (1) $201,846, (2) $392; Mr. Kendrick: (1) $66,494, (2) $13,549; Mr. Heffron: (1) $49,779, (2) $29,902; Mr. Stephens: (1) $40,047, (2) $13,358; Mr. Budde: (1) $0, (2) $22,676. The actuarial present value of Mr. Budde’s accumulated benefit under the Supplemental Executive Retirement Plan was a decrease of $68,365 from November 1, 2005 to October 31, 2006. The negative value has not been reflected in the Summary Compensation Table.

(4)	Represents company contributions to the 401(k) Plan and Supplemental 401(k) Plan, dividends paid on restricted stock and perquisites. None of these exceeded $10,000 for any executive, except for total perquisites, and no individual perquisite exceeded the greater of $25,000 or 10 percent of the total perquisites of any executive. Perquisites provided in fiscal 2006 were auto allowance and other auto-related expenses, club memberships, spouse travel, spouse meals and entertainment in attending business functions, health and dental insurance premiums and tuition reimbursement.

(5)	The “All Other Compensation” column includes $244,500 paid to Mr. Kendrick who retired on December 31, 2006 and $550,000 payable to Mr. Budde who retired on June 30, 2006. For additional information, see “Compensation Discussion and Analysis” and the narrative following the next table.

Grants of Plan-Based Awards
During Fiscal 2006

					All Other
					Stock			Grant Date
					Awards:	All Other Option	Exercise or	Fair Value
					Number of	Awards: Number of	Base Price of	of Stock and
					Shares of	Securities	Option	Option
	Grant	Estimated Possible Payouts Under			Stock or	Underlying Options	Awards	Award
Name	Date	Non-Equity Incentive Plan Awards			Units (#)	(#)	($/Sh)	($)
		Threshold	Target	Maximum
		($)	($)	($)
Thomas M. Kitchen	—	$120,849	$302,124	$604,247	—	—	—	—
Everett N. Kendrick	—	128,250	260,625	455,000	—	—	—	—
Brent F. Heffron	—	157,800	271,000	422,500	—	—	—	—
	5/11/06	—	—	—	10,666	—	—	$58,343
	5/11/06	—	—	—	—	51,607	$5.86	122,680
G. Kenneth Stephens, Jr.	—	157,800	271,000	422,500	—	—	—	—
	5/11/06	—	—	—	10,666	—	—	58,343
	5/11/06	—	—	—	—	51,607	5.86	122,680
Kenneth C. Budde	—	176,000	440,000	880,000	—	—	—	—

Additional Information Regarding Summary Compensation Table and Grants of Plan-Based Awards Table
     Our executives’ salaries in fiscal 2006 were determined by their employment agreements, as described above under the heading “Compensation Discussion and Analysis” (“CD&A”). We no longer have any executive employment agreements, except with Messrs. Crawford and Kitchen. “Non-Equity Incentive Plan” awards and compensation reflect compensation awarded and paid to our executives pursuant to our annual incentive plan. As described further in CD&A, pursuant to our annual incentive plan, our compensation committee set threshold, target and maximum goals in fiscal 2006 for several different quantitative criteria for each executive individually. In addition, approximately 10 to 15 percent of the maximum payment under the plan, depending on the executive’s position, was based on specified qualitative criteria evaluated by the committee. In the Grants of Plan-Based Awards table, 20 percent of the maximum award for the qualitative component is included in the “threshold” column, 50 percent in the “target” column and 100 percent in the “maximum” column, which corresponds to the benchmarks established for each of the quantitative criteria. The compensation committee has the discretion to determine whether the payments under the plan will be in cash or our Class A common stock, or a combination, and for fiscal 2006 decided that the payment would be one-half cash and one-half stock valued at the closing market price on the date the committee determined and approved the payments. The stock payments are intended to align the interests of our executives with our shareholders and to help our executives comply with our new Executive Stock Ownership Guidelines, described in CD&A.
     Effective November 2, 2006, we entered into a retirement agreement with Mr. Kendrick providing for his retirement on December 31, 2006. Mr. Kendrick’s retirement agreement provided that we pay him $244,500 in cash as his bonus for fiscal 2006 and that he would not be entitled to any other bonus under his employment agreement; this amount is included in the “All Other Compensation” column for Mr. Kendrick in the Summary Compensation Table.

     Mr. Budde retired on June 30, 2006. In the Summary Compensation Table, the “Salary” column reflects his salary earned during fiscal 2006 through June 30, 2006. The “All Other Compensation” column includes amounts payable under his retirement agreement, including $550,000 in severance payments to be paid in equal bi-weekly installments over two years.
     During fiscal 2006 we provided our executives with perquisites that have been provided to executives by our company for many years. In the opinion of our compensation committee, the level of these perquisites was modest for a company like ours.
     On May 11, 2006 the compensation committee granted 10,666 shares of restricted stock and options to purchase 51,607 shares of our Class A common stock to both Messrs. Heffron and Stephens. These shares of restricted stock and non-qualified options vest in substantially equal amounts on May 11, 2007, 2008, 2009 and 2010. All restrictions on restricted stock lapse and all options become immediately exercisable upon a change of control. The compensation committee may eliminate the restrictions on the restricted stock and accelerate the exercisability of the options at any time in its discretion. Dividends are paid currently on restricted stock and are not subject to forfeiture. The $5.86 exercise price of the options was the closing market price on May 10, 2006, the day before the compensation committee meeting at which the options were granted. The committee considers this exercise price to be the fair market value of the Class A common stock on the grant date, under the terms of the plan. The closing market price on May 11, 2006 was $5.47.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
								Market
	Number of		Number of				Number of	Value of
	Securities		Securities				Shares or	Shares or
	Underlying		Underlying				Units of	Units of
	Unexercised		Unexercised	Option			Stock That	Stock That
	Options		Options	Exercise	Option		Have Not	Have Not
	(#)		(#)	Price	Expiration		Vested	Vested(1)
Name	Exercisable		Unexercisable	($)	Date		(#)	($)
Thomas M. Kitchen	46,700		140,100 (2)	$6.90	12/20/2011		21,750 (3)	$134,415
Everett N. Kendrick(4)	50,000		—	5.44	12/22/2013	(4)	21,750 (5)	134,415
	46,700		140,100 (6)	6.90	12/20/2011	(4)	—	—
Brent F. Heffron	50,000		—	5.44	12/22/2013		5,475 (7)	33,836
	11,675		35,025 (8)	6.90	12/20/2011		10,666 (9)	65,916
	—		51,607 (9)	5.86	05/11/2013		—	—
G. Kenneth Stephens, Jr.	50,000		—	5.44	12/22/2013		5,475 (7)	33,836
	11,675		35,025 (8)	6.90	12/20/2011		10,666 (9)	65,916
	—		51,607 (9)	5.86	05/11/2013		—	—
Kenneth C. Budde(10)	33,334	(10)	—	5.44	06/30/2007	(10)	—	—
	143,750	(10)	—	7.03	06/30/2007	(10)	—	—

(1)	Based on the closing market price of $6.18 on October 31, 2006.

(2)	Of these options, 46,700 vested on December 20, 2006 and 93,400 vest on December 20, 2007.

(3)	Of these shares of restricted stock, 7,250 vested on December 20, 2006 and 14,500 vest on December 20, 2007.

(4)	Mr. Kendrick retired effective December 31, 2006 and forfeited all options and restricted stock not vested on or before that date. Pursuant to his option agreements, his vested options will expire one year from his retirement date.

(5)	Of these shares of restricted stock, 7,250 vested on December 20, 2006 and 14,500 were scheduled to vest on October 31, 2007 but were forfeited upon retirement.

(6)	Of these options, 46,700 vested on December 20, 2006 and 93,400 were scheduled to vest on October 31, 2007 but were forfeited upon his retirement.

(7)	Of these shares of restricted stock 1,825 vested on December 20, 2006 and 1,825 vest on December 20, 2007 and 2008.

(8)	Of these options, 11,675 vested on December 20, 2006 and 11,675 vest on December 20, 2007 and 2008.

(9)	These awards vest in substantially equal installments on May 11, 2007, 2008, 2009 and 2010.

(10)	Pursuant to Mr. Budde’s option agreements, all unvested options were forfeited upon his retirement on June 30, 2006 and vested options expire one year from his retirement date.

Option Exercises and Stock Vested in Fiscal 2006

	Stock Awards(1)
	Number of
	Shares
	Acquired	Value Realized
	on Vesting	on Vesting(2)
Name	(#)	($)
Thomas M. Kitchen	7,250	$38,280
Everett N. Kendrick	12,250	69,180
Brent F. Heffron	6,825	40,536
G. Kenneth Stephens, Jr.	6,825	40,536
Kenneth C. Budde	77,833 (3)	441,420 (3)

(1)	No options were exercised by the named executive officers in fiscal 2006. The table reflects restricted stock awarded prior to fiscal 2006 that vested during fiscal 2006.

(2)	Reflects the closing market price of the shares on the vesting dates.

(3)	Pursuant to Mr. Budde’s employment agreement, the vesting of 59,833 of these shares was accelerated to June 30, 2006 upon his retirement.

Pension Benefits

		Numbers of	Present	Payments
		Years Credited	Value of	During Last
		Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Thomas M. Kitchen	Supplemental
	Executive
	Retirement Agreement	1.91	$346,053 (2)	—
Everett N. Kendrick	Supplemental
	Executive
	Retirement Plan	(1)	1,452,469	—
Brent F. Heffron	Supplemental
	Executive
	Retirement Plan	(1)	941,698	—
G. Kenneth Stephens, Jr.	Supplemental
	Executive
	Retirement Plan	(1)	155,275	—
Kenneth C. Budde	Supplemental
	Executive
	Retirement Plan	(1)	2,021,838	—

(1)	Benefits for these executive officers are not based upon years of credited service. However, Messrs. Kendrick, Heffron and Stephens have 14, 29 and 21 years of service, respectively, with our company and Mr. Budde had 23 years of service at the time of his retirement.

(2)	As we describe in more detail below, Mr. Kitchen’s benefit is equal to 4% of final average salary for each year of service up to 40% at age 67. The present value of his benefit if he worked to age 67 is $1,505,495.

     We have a Supplemental Executive Retirement Plan (the “SERP”) that provides retirement benefits to all of our executive officers, except Messrs. Crawford and Kitchen, who have similar arrangements described below. The SERP is an unfunded, nonqualified, noncontributory defined benefit plan.
     The SERP provides for a monthly retirement benefit based solely on a percentage of final average compensation, which is defined as the participant’s average monthly salary for the 36 months prior to the participant’s retirement date. The percentage varies based on whether the participant is designated as a “Class A” or “Class B” participant. The normal retirement benefit for a Class A participant is 50 percent of final average compensation and for a Class B participant is 40 percent of final average compensation. All of the executives in the table who participate in the SERP are Class B participants except Mr. Budde. If the employee elects early retirement prior to age 65, benefits are reduced based on the number of years or partial years the early retirement date precedes age 65, to a minimum of 25 percent for Class A participants and 20 percent for Class B participants. A participant who terminates employment prior to the SERP’s “earliest retirement date” is not eligible to receive benefits under the SERP. For the initial participants in the SERP, the earliest retirement date is their 55th birthday. For additional participants, the earliest retirement date is the latest to occur of (1) the participant’s 55th birthday, (2) the participant’s completion of 10 years of employment with us or (3) completion of the participant’s fifth year of participation in the SERP. The compensation committee determines whether to add an employee as a participant. The SERP provides that a participant and his beneficiary lose the right to any unpaid benefits under the SERP if the participant violates the noncompetition provisions of the SERP following termination of employment.
     Participants receive their benefit in the form of a monthly life annuity unless they elect a joint-and-survivor annuity or a ten-years-certain-and-life annuity. If the participant elects an alternate payment option, the benefit will be the actuarial equivalent of a life annuity.
     The SERP also provides a death benefit if a participant age 55 or older dies prior to termination of employment for another reason. If a surviving spouse is the only beneficiary, the spouse is entitled to a monthly benefit for life equal to the pension the surviving spouse would have received if the participant had retired on the date of death, had elected a joint-and-survivor annuity and had died before his first payment under the SERP. Otherwise, the beneficiary receives a death benefit over 120 months, determined as if the participant had retired on the date of death, had elected a ten-years-certain-and-life annuity and had died before his first payment under the SERP.

     In determining the present value of the accumulated benefits shown in the table above, we used the full 40 percent benefit for Messrs. Kendrick and Heffron who have reached age 55. For Mr. Stephens, who has not yet reached 55, we assumed that his benefit is earned ratably over the period beginning on the date the SERP was adopted and ending when he reaches age 55. Mr. Kitchen’s benefit is based upon years of service, so his accumulated benefit is equal to service multiplied by the 4% per year accrual rate. Since Mr. Kitchen does not have an additional reduction based upon age at retirement, we considered him as eligible for an unreduced retirement benefit at the end of fiscal 2006 rather than at age 67 when he would have accrued the maximum 40% benefit. Since Mr. Budde retired prior to the end of fiscal 2006, his accumulated benefit is based upon the payments he will actually receive under the SERP. The assumptions used in determining the present value of the accumulated SERP benefit as of the end of fiscal 2006 were as follows: a 5.76% discount rate, no pre-retirement turnover, no pre-retirement mortality, a post-retirement mortality of RP 2000 White Collar with projected improvements to 2020, an unreduced retirement date of age 65 for Messrs. Heffron, Kendrick and Stephens and an immediate unreduced retirement date for Mr. Kitchen.
     Currently, Mr. Heffron is eligible for early retirement under the SERP and, if he had retired on October 31, 2006, would have been entitled to receive 23.8 percent of his final average compensation as described above, or approximately $73,979 per year, for life. Mr. Stephens is not currently eligible for early retirement or death benefits because he has not reached age 55. Assuming that final average compensation were equal to 2006 fiscal year base salary, the estimated annual benefits that would be payable at normal retirement age to both Messrs. Heffron and Stephens are $130,000. The annual death benefit for Mr. Heffron, assuming a date of death of October 31, 2006, would be $60,300.
     Mr. Budde retired on June 30, 2006 at age 58 and under the SERP is entitled to receive 33.75 percent of his final average monthly compensation for life, or approximately $133,809 per year. We have entered into a retirement agreement with Mr. Kendrick that provided for his retirement on December 31, 2006 at age 65. He is entitled to receive 40 percent of his final average monthly compensation for life, or approximately $132,901 per year.
     In connection with our entering into an amended and restated employment agreement with Mr. Kitchen on November 8, 2006, we also entered into an amended and restated supplemental executive retirement agreement with Mr. Kitchen (the “SERP Agreement”). Mr. Kitchen began his employment with us on December 2, 2004 and is currently 59 years old. The material terms of the SERP Agreement are essentially the same as the SERP, except that Mr. Kitchen’s fully vested retirement benefit is 40 percent of his final average compensation and his benefits vest four percent for each year of his service with us, up to 40 percent after 10 years of service, with pro rata interim additions for each full two-week pay period in a partial year of service. Mr. Kitchen is eligible for early retirement under his SERP Agreement, and if he had retired on October 31, 2006 he would have been entitled to receive 7.7 percent of his final average compensation, or approximately $26,809 per year, for life. Assuming that his final average compensation were equal to his 2006 fiscal year base salary, the estimated annual benefit that would be payable at normal retirement at age 65 to Mr. Kitchen is $127,284 per year. The annual death benefit, assuming a date of death of October 31, 2006 would be $23,249. The SERP Agreement also provides Mr. Kitchen with specified benefits after a change of control, which is discussed below under heading “Potential Payments Upon Termination or Change of Control.”
     In connection with our entering into an employment agreement with Mr. Crawford, we have also entered into a supplemental executive retirement agreement with Mr. Crawford pursuant to which he will be entitled upon his retirement to receive annually a percentage of his final average pay of 10 percent after three years of service increasing ratably to a maximum of 40 percent after 10 years of service.

Non-qualified Deferred Compensation for Fiscal 2006

	Executive
	Contributions	Registrant	Aggregate	Aggregate	Aggregate
	in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY(1)	Last FY(2)	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
Thomas M. Kitchen	$24,146	$5,709	$801	—	$30,656
Everett N. Kendrick	34,300	6,719	27,682	—	285,601
Brent F. Heffron	29,627	5,138	61,096	—	598,285
G. Kenneth Stephens, Jr.	29,684	5,881	27,292	—	279,105
Kenneth C. Budde	32,709	1,535	59,847	$52,201	637,985

(1)	All amounts reported in this column are also included in the column titled “All Other Compensation” in the Summary Compensation Table.

(2)	Of the amounts reported in this column, the following amounts are also included in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table: Mr. Kitchen $392, Mr. Kendrick $13,549, Mr. Heffron $29,902, Mr. Stephens $13,358 and Mr. Budde $22,676.

     We have a defined contribution retirement plan commonly known as a 401(k) plan in which substantially all employees may participate. We also have a non-qualified key employee defined contribution supplemental retirement plan, the Supplemental 401(k) Plan, which provides some of our highly compensated employees the opportunity to accumulate deferred compensation that cannot be accumulated under our 401(k) plan due to limitations imposed by tax laws. The amounts in the table above relate to our Supplemental 401(k) Plan. The Supplemental 401(k) plan is unfunded.
     Under the Supplemental 401(k) Plan, participants may contribute up to 15 percent of their earnings. We credit to the participant a matching contribution at the same rate as the matching contribution we provide to our 401(k) plan participants, currently, 50 percent of the first 5 percent of the aggregate participant contribution. In addition, if we make a discretionary contribution to our 401(k) plan participants, we provide a discretionary contribution to our Supplemental 401(k) Plan participants at the same rate. Participants’ elective contributions are fully vested. Company matching and discretionary contributions vest in the same manner as those accounts under the 401(k) plan, which currently provides for full vesting after three years of service. Account balances are credited with interest at the rate of our weighted average cost of capital.
     A participant or his or her beneficiary is entitled to receive amounts vested under the Supplemental 401(k) Plan in the event of termination of employment, retirement, disability or death. In addition, upon a change of control, the participant accounts become fully vested and payable unless the participant has elected to defer payment. Distributions are made in cash in a lump sum or in installments as selected by the participant. Participants are entitled to withdraw vested amounts at any time subject to a 10 percent forfeiture penalty, and may apply to receive distributions in the case of an unforeseeable emergency.
     If their employment had terminated on October 31, 2006 (including due to retirement, disability or death), and assuming each had elected a lump sum distribution, Messrs. Heffron and Stephens would have been entitled to receive $598,285 and $279,105, respectively. Mr. Kitchen, who has not met the vesting requirement for employer contributions as of October 31, 2006 would have received $24,947 which represents the sum of his contributions and any earnings on those contributions. Mr. Budde retired on June 30, 2006 and is receiving $522,010 plus earnings in ten annual installments and $133,906 plus earnings in five annual installments. Mr. Kendrick retired on December 31, 2006 and is receiving a total of $303,755 in two annual installments. Amounts payable under the Supplemental 401(k) Plan upon a change of control are described below under the heading “Potential Payments Upon Termination or Change in Control.”
Potential Payments Upon Termination or Change of Control
Payments Upon Termination
     Mr. Kitchen has an employment agreement that provides for the terms of his employment through October 31, 2007. Pursuant to the agreement, if we terminate Mr. Kitchen’s employment without “cause” as defined in the agreement, or he terminates his employment for “good reason” as defined in the agreement, we must pay him a single year’s base salary (currently $550,000) over a two-year period. The agreement provides that Mr. Kitchen cannot compete with us for two years after termination of his employment, and his receipt of severance payments is conditioned upon his continued compliance with the noncompetition provisions of his agreement.
     During fiscal year 2006, we entered into retirement agreements with Messrs. Budde and Kendrick, which are described above under “Compensation Discussion and Analysis” and in the tables and accompanying narratives above.
     For a discussion of payments under our SERP and Supplemental 401(k) Plan upon termination of employment, see the narrative under the tables “Pension Benefits” and “Non-qualified Deferred Compensation for Fiscal 2006” above.
Payments Upon Change of Control
     All of our options and restricted stock issued to our named executive officers become exercisable, and the restrictions lapse, upon a change of control. If a change of control had occurred on October 31, 2006, (1) the value of the restricted stock that would have vested, based on the closing market price on that date and (2) the value of the options that would have become exercisable, based on the difference between the closing market price on October 31, 2006 and the exercise price of the option, for each named executive officer would have been as follows: Mr. Kitchen: (1) $134,415, (2) $0; Mr. Kendrick: (1) $134,415, (2) $0; Mr. Heffron: (1) $99,751, (2) $16,514; Mr. Stephens: (1) $99,751, (2) $16,514 and Mr. Budde: (1) $0, (2) $0.
     Pursuant to our Supplemental 401(k) Plan, any unvested amounts become fully vested and payable upon a change of control unless the participant has elected to defer payment. Because they have completed more than five years of service with us, all of our named executive officers are fully vested in the Supplemental 401(k) Plan except for Mr. Kitchen. If a change of control had occurred on October 31, 2006, $5,709 unvested amounts would have vested for Mr. Kitchen in the Supplemental 401(k) Plan. If a change of control had occurred on October 31, 2006, the following awards would have been payable under the Supplemental 401(k) Plan to the named executive officers: Mr. Kitchen $30,656, Mr. Kendrick $285,601, Mr. Heffron $598,285, Mr. Stephens $279,105 and Mr. Budde $637,985.
     Mr. Kitchen’s SERP Agreement provides that if his employment terminates before December 2, 2009 (when he would have completed five years of service) and following a change of control as defined in Mr. Kitchen’s change of control agreement, he will receive the same benefits he would have received if he had completed five years of service. In addition, we cannot terminate his SERP Agreement during the two-year period following a change of control. If his employment terminates during the two-year period following a change of control, he will receive as his only benefit under the SERP a lump sum payment six months after termination of employment that is actuarially equivalent to the retirement benefit to which he otherwise would have been entitled, if he had completed five years of service. If a change of control had occurred on October 31, 2006, that amount would have been $982,843.
     Mr. Kitchen has a change of control agreement that supersedes his employment agreement after a change of control. The agreement provides that if a change of control occurs before October 31, 2007, Mr. Kitchen’s employment term will continue through the second anniversary of the change of control, subject to earlier termination pursuant to the agreement. After a change of control and during the employment term, Mr. Kitchen is entitled to substantially the same position in substantially the same location as prior to the change of control. In addition, Mr. Kitchen is entitled to the salary and maximum bonus provided in his employment agreement, and to benefits provided to him prior to the change of control or, if more favorable, those provided to peer employees of the acquiror. Mr. Kitchen’s current salary is $550,000 and maximum bonus is $880,000.

     If after a change of control, but during the employment term, we terminate Mr. Kitchen’s employment without “cause” (as defined in the agreement) or he terminates his employment for “good reason” (as defined in the agreements), we must pay him in a lump sum an amount equal to three times the sum of his salary and average annual bonus. “Good reason” includes the failure of the acquiror to provide Mr. Kitchen with substantially the same position after the change of control, and his position is not considered to be substantially the same after a change of control unless he holds an equivalent position with the ultimate parent company of the entity resulting from the transaction. In addition, a termination by Mr. Kitchen for any reason during the 30-day period immediately following the first anniversary of the change of control is deemed a termination for “good reason.” If a change of control had occurred on October 31, 2006, Mr. Kitchen would have been entitled to receive $2,431,026 under these provisions. Mr. Kitchen is also entitled to terminate his employment for reasons other than “good reason” and receive an amount equal to his base salary, currently $550,000, payable over a two-year period. The non-competition provisions of Mr. Kitchen’s employment agreement continue to apply after a change of control.
     The agreement also provides that if after a change of control Mr. Kitchen is subjected to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”) because of payments made under the agreement and any benefit received under any other agreement, including the value of accelerated vesting of stock options or restricted stock (referred to collectively as “Change in Control Payments”), we must pay him (whether or not his employment has terminated) the amount necessary to place him in the same after-tax position (i.e., after the payment of federal income tax and the Excise Tax) as he would have been in if the Change in Control Payments were not subject to the Excise Tax. If a change of control had occurred on October 31, 2006, Mr. Kitchen would have been entitled to $1,414,634 pursuant to this provision.

CERTAIN TRANSACTIONS
Review of Transactions with Related Persons
     Our Code of Business Conduct and Ethics requires our directors and executive officers to disclose to the audit committee of the board of directors any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Such a conflict of interest may be permitted only if it is approved in writing by the audit committee, which the committee would do only if it determined that the transaction or relationship was in the best interests of our company. Directors and executive officers are required to certify annually that they have complied with the Code of Business Conduct and Ethics. The Code describes a conflict of interest as “any situation that would create a conflict between their own interests, i.e. those of directors, officers and employees and the interests of the Company. Personal interest that causes a conflict may extend to a family member, friend, or other associate of a director, officer or employee, rather than directly to those persons.” The Code does not attempt to describe or define every conflict of interest, but rather sets forth general principles and provides examples. Our Code of Business Conduct and Ethics is available on our web site at www.stewartenterprises.com. In addition, each year in connection with the preparation of our annual report on Form 10-K and proxy statement, our directors and executive officers are required to complete a detailed questionnaire that, among other things, requires disclosure of transactions with related persons as defined in Regulation S-K Item 404(a). Our audit committee charter requires that the audit committee review and approve all such transactions, regardless of size.
General
     In January 1998, we discontinued an insurance policy on the life of Mr. Frank B. Stewart, Jr., our Chairman Emeritus. In order to purchase a replacement policy, The Stewart Family Special Trust borrowed $685,000 from us pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to our cost of borrowing under our revolving credit facility and is payable when the principal becomes due. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Certain beneficiaries of The Stewart Family Trust are members of Mr. Stewart’s family. The loan was approved by all of the disinterested members of the board of directors. The outstanding balance of the loan at October 31, 2006, including accrued interest, was approximately $1,110,666.
     The father of G. Kenneth Stephens, Jr., Executive Vice President and President of our Western Division has an 81 percent ownership interest in Cemetery Funeral Supply, Inc., one of our vendors. For the year ended October 31, 2006, we paid Cemetery Funeral Supply, Inc. $329,484.
     We paid $341,092 in cash compensation to Brenna D. Bennett in fiscal 2006 in her capacity as a senior sales executive for our company. Ms. Bennett, who retired from the company on December 31, 2006, is the wife of Everett N. Kendrick, former Chief Operating Officer and President of our Sales and Marketing Division.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10 percent beneficial owners to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely on a review of copies of such forms, or written representations that no filings were required, we believe that all such required reports were filed on a timely basis during fiscal year 2006, except that Everett N. Kendrick made one late Form 4 filing on May 15, 2006 for a cash dividend reinvested in 78 shares of Class A common stock and Brent F. Heffron made one late Form 4 filing on July 5, 2006 covering the sale of 100,000 shares of Class A common stock.

PROPOSAL TO APPROVE THE STEWART ENTERPRISES, INC.
2007 STOCK INCENTIVE PLAN
General
     Our board believes that our growth depends upon the efforts of our officers, directors, employees, consultants and advisors and that the proposed Stewart Enterprises, Inc. 2007 Stock Incentive Plan (the “Stock Plan”) will provide an effective means of attracting and retaining qualified key personnel while encouraging long-term focus on maximizing shareholder value. The Stock Plan has been adopted by our board, subject to approval by our shareholders at the Annual Meeting. The principal features of the Stock Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Stock Plan, which is attached to this proxy statement as Appendix A.
Purpose of the Proposal
     Our board believes that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of our company is crucial to stimulating individual performance while at the same time enhancing shareholder value. The board intends for the Stock Plan to replace our 1995 Incentive Compensation Plan, 2000 Incentive Compensation Plan and 2005 Directors’ Stock Plan. Currently, 3,477,422 shares of Class A common stock remain available for grant under those plans. If the Stock Plan is approved at the Annual Meeting, no future grants will be made through these prior plans, although these plans, which were previously approved by shareholders, provide a sufficient number of shares for our compensation needs for a number of years. The board wishes to establish a more modernized, consolidated and comprehensive plan, and a plan under which performance-based stock awards could be granted that would meet the requirements for full federal income tax deductibility under Section 162(m) of the Code. Our board believes that the new plan will provide our company with the continued ability to attract, retain and motivate key personnel and board members in a manner aligned with the interests of shareholders.
Terms of the Plan
     Administration of the Stock Plan. The compensation committee of our board (or a subcommittee) will generally administer the Stock Plan, and has the authority to make awards under the Stock Plan including setting the terms of the awards. Our compensation committee will also generally have the authority to interpret the Stock Plan, to establish any rules or regulations relating to the Stock Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Stock Plan. Subject to the limitations specified in the Stock Plan, our compensation committee may delegate its authority to appropriate officers of our company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.
     Eligibility. Officers, directors and key employees of our company and our consultants and advisors will be eligible to receive awards (“Incentives”) under the Stock Plan when designated as Stock Plan participants. We currently have nine officers and eight directors who are not employed by us (“Outside Directors”) eligible to receive Incentives under the Stock Plan. Approximately 95 key employees currently participate in our company’s stock incentive plans. Incentives under the Stock Plan may be granted in any one or a combination of the following forms:
•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	other stock-based awards.
     Shares Issuable Through the Stock Plan. A total of 5,000,000 shares of our Class A common stock are authorized to be issued under the Stock Plan, representing approximately 5% of our outstanding Class A and Class B common stock. The closing sale price of a share of our Class A common stock, as quoted on the NASDAQ Global Select Market on February 22, 2007, was $7.84.

     Limitations and Adjustments to Shares Issuable Through the Stock Plan. Incentives relating to no more than 1,000,000 shares of our Class A common stock may be granted to a single participant in any fiscal year. Grants of restricted stock, restricted stock units or other stock-based amounts are generally subject to minimum vesting periods, except that grants of up to an aggregate of 250,000 shares may be made without compliance with these minimums. These minimum vesting periods, as well as certain exceptions to the minimum vesting periods, are discussed below under “Restricted Stock”. The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code shall be 2,500,000. Each Outside Director may be granted Incentives with respect to no more than 15,000 shares per fiscal year. The maximum value of an other stock-based award that is valued in dollars and that is scheduled to be paid out to any one participant in any fiscal year shall be $1,000,000.
     For purposes of determining the maximum number of shares of Class A common stock available for delivery under the Stock Plan, shares that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Stock Plan. With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the Stock Plan limits, rather than the net number of shares delivered upon exercise of the stock appreciation rights.
     Proportionate adjustments will be made to all of the share limitations provided in the Stock Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of Class A common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.
     Amendments to the Stock Plan. Our board may amend or discontinue the Stock Plan at any time. However, our shareholders must approve any amendment that would:
•	materially increase the benefits accruing to participants under the Stock Plan;

•	materially increase the number of shares of Common Stock that may be issued under the Stock Plan;

•	materially expand the classes of persons eligible to participate in the Stock Plan;

•	expand the types of awards available for grant under the Stock Plan;

•	materially extend the term of the Stock Plan;

•	reduce the price at which Class A common stock may be offered through the Stock Plan; or

•	permit the repricing of an option or stock appreciation right.
     No amendment or discontinuance of the Stock Plan may materially impair any previously granted Incentive without the consent of the recipient.
     Term of the Stock Plan. No Incentives may be granted under the Stock Plan more than 10 years after the date the Stock Plan is approved by our shareholders.
     Types of Incentives. Each of the types of Incentives that may be granted under the Stock Plan is described below:
     Stock Options. The committee may grant non-qualified stock options or incentive stock options to purchase shares of our Class A common stock. The committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of Class A common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the committee, but may not exceed ten years. The committee may accelerate the exercisability of any stock option at any time. As noted above, the committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Class A common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or shares of Class A common stock, unless approved by our company’s shareholders. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.
     The option exercise price may be paid in cash; by check; in shares of common stock; through a “cashless” exercise arrangement with a broker approved by our company; if approved by the committee, through a net exercise procedure; or in any other manner authorized by the committee.

     Restricted Stock. Shares of Class A common stock may be granted by the committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. Except for shares of restricted stock that vest based on the attainment of performance goals, except for grants to Outside Directors and except for the issuance of shares in payment of amounts earned under our annual incentive plan, the restricted period must be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the future attainment of specified performance goals, the restricted period for employees, consultants or advisors must be at least one year, with incremental vesting of portions of the award allowed. However, in addition to the previously described exceptions, restricted stock, restricted stock units or other stock-based awards, with respect to an aggregate of 250,000 shares of Common Stock may be granted without compliance with these minimum vesting periods. All shares of restricted stock will be subject to such restrictions as the committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Stock Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares, including the right to receive dividends.
     Restricted Stock Units. A restricted stock unit represents the right to receive from our company on the scheduled vesting date or other specified payment date one share of Class A common stock. Restricted stock units are subject to the same minimum vesting requirements and exceptions described above for restricted stock. All restricted stock units will be subject to such restrictions as the committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Stock Plan, a participant receiving restricted stock units shall have no rights of a shareholder as to such units until such time as shares of Class A common stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights.
     Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to us, a number of shares of Class A common stock determined by dividing the product of the number of shares as to which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The committee will determine the base price used to measure share appreciation, whether the right may be paid in cash and the number and term of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The committee may accelerate the exercisability of any stock appreciation right at any time. The Stock Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions described above for options.
     Other Stock-Based Awards. The Stock Plan also permits the committee to grant participants awards of shares of Class A common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Class A common stock (other stock-based awards). The committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements and exceptions described above for restricted stock and restricted stock units.
     Performance-Based Compensation Under Section 162(m). Stock options and stock appreciation rights granted in accordance with the terms of the Stock Plan will qualify as performance-based compensation under Section 162(m) of the Code. Performance-based compensation does not count toward the $1 million limit on our company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Grants of restricted stock, restricted stock units or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following criteria relating to our company or one or more of our divisions or subsidiaries: earnings per share; return on assets; an economic value added measure; shareholder return; earnings or earnings before interest, taxes and amortization; stock price; total shareholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; growth in core funeral calls; growth in preneed funeral sales or growth in preneed cemetery property sales; or trust portfolio performance compared to related market indices. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Stock Plan to exclude the effects of non-recurring transactions or changes in accounting standards.

     Our compensation committee has authority to use different targets from time to time with respect to the performance goals provided in the Stock Plan. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our shareholders every five years. To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).
     Termination of Employment. If a participant ceases to be an employee of our company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, the participant’s outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the committee and described in the employee’s Incentive agreement.
     Change of Control. In the event of a change of control of our company, as defined in the Stock Plan or in an Incentive agreement, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and, all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved.
     In addition, upon a change of control our compensation committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods and under certain conditions, our compensation committee may:
•	require that all outstanding Incentives be exercised by a certain date;

•	require the surrender to our company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Stock Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as our compensation committee deems necessary to reflect our corporate changes; or

•	provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.
     Transferability of Incentives. The Incentives awarded under the Stock Plan may not be transferred except
•	by will;

•	by the laws of descent and distribution;

•	pursuant to a domestic relations order; or

•	in the case of stock options only, if permitted by the committee and if so provided in the stock option agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.
     Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Stock Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act is subject to the committee’s right of disapproval.
     Purchase of Incentives. The committee may approve the purchase by our company of an unexercised or unvested Incentive from the holder by mutual agreement.
Awards To Be Granted
     If our shareholders approve the Stock Plan at the Annual Meeting, grants of awards to employees, officers, directors, consultants and advisors will be made in the future by the committee as it deems necessary or appropriate.

Federal Income Tax Consequences
     The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Stock Plan are summarized below. Participants who are granted Incentives under the Stock Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.
     Stock Options. A participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted.
     When a non-qualified stock option granted through the Stock Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.
     An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Our company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.
     If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.
     Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.
     Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

     Stock Appreciation Rights. Generally, a participant who is granted a stock appreciation right under the Stock Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.
     In general, there are no federal income tax deductions allowed to our company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).
     Other Stock-Based Awards. Generally, a participant who is granted an other stock-based award under the Stock Plan will recognize ordinary income at the time the cash or shares of Common Stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.
     In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).
     Section 409A. If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Incentive be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties and interest on the participant.
     Tax Consequences of a Change of Control. If, upon a change of control of our company, the exercisability, vesting or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.
     The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Stock Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Equity Compensation Plan Information
     The following table provides information about our Class A common stock that could be issued under our equity compensation plans as of October 31, 2006:

Number of
Securities
Remaining
	Number of	Weighted-	Available for Future
	Securities to be	Average	Issuance Under
	Issued Upon	Exercise Price of	Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(excluding securities
	Options, Warrants	Warrants and	reflected in the first
Plan Category	and Rights	Rights	column)(2)

Equity compensation plans approved by security holders(1)	1,538,692	$6.17	4,845,270

Equity compensation plans not approved by security holders	—	—	—

Total	1,538,692	$6.17	4,845,270

(1)	Consists of the 1995 Incentive Compensation Plan, the 2000 Incentive Compensation Plan, the 2005 Directors’ Stock Plan, and the 2003 Employee Stock Purchase Plan.

(2)	Includes 3,453,586, 338,280 and 316,000 shares of our common stock under the 1995 Incentive Compensation Plan, the 2000 Incentive Compensation Plan and the 2005 Directors’ Stock Plan, respectively, which were issuable as of October 31, 2006 as stock appreciation rights, restricted stock, performance shares or stock awards. This also includes 737,404 shares remaining to be granted under the 2003 Employee Stock Purchase Plan. If the Stock Plan is approved at the Annual Meeting, no shares will be issued in the future under the 1995 Incentive Compensation Plan, the 2000 Incentive Compensation Plan or the 2005 Directors’ Stock Plan.
     Since October 31, 2006, we have granted 52,500 shares of restricted stock and options to acquire 484,000 shares. As of January 31, 2007, the number of securities to be issued upon exercise of outstanding options is 1,741,099 and the weighted-average exercise price of such outstanding options is $6.19.
     In February 2007, we issued 84,000 shares as equity compensation to Outside Directors and we have agreed to grant approximately 700,000 shares of restricted stock and options to Mr. Crawford as described in the “Compensation Discussion and Analysis” section.
Vote Required
     Approval of the Stock Plan requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the Annual Meeting. See “Other Matters-Quorum and Voting of Proxies”.
Our board unanimously recommends a vote FOR this proposal.

PROPOSAL TO APPROVE THE
EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN
General
     We propose to pay annual incentive bonuses to certain of our designated executive officers for fiscal 2008 and future years pursuant to our company’s Executive Officer Annual Incentive Plan (the “Incentive Plan”). The principal features of the Incentive Plan are summarized below. This summary is qualified in its entirety, however, by reference to the full text of the Incentive Plan, which is attached to this proxy statement as Appendix B.
Purpose of the Proposal
     Under Section 162(m) of the Code, we may not deduct more than $1 million per year for compensation paid or accrued to our Chief Executive Officer or the four other most highly compensated executive officers of our company. An exclusion from the $1 million per officer limitation is available for compensation that satisfies the shareholder approval and other requirements provided in Section 162(m) for qualified performance-based compensation. The purpose of submitting the Incentive Plan to the shareholders is to qualify the quantitative portion of the annual incentive bonus to be paid to each participating executive officer as performance-based compensation that will be excluded from the $1 million limit on tax deductible compensation under Section 162(m).
Terms of the Incentive Plan
     Administration of the Incentive Plan. If approved at the Annual Meeting, the Incentive Plan will be administered by the compensation committee of our board, which will have the power to designate participants, establish performance goals and objectives, adopt appropriate regulations, certify as to the achievement of performance goals and make all determinations necessary for the administration of the Incentive Plan.
     Eligibility. Any executive officer may be designated by our compensation committee as a participant in the Incentive Plan for any year. We currently have nine executive officers. Our compensation committee will designate prior to January 29 of each year the executive officers who will participate in the Incentive Plan that year.
     Incentive Bonus. Under the Incentive Plan, each participant will be eligible to earn a specified bonus amount based upon the achievement of pre-established quantitative performance goals. Participants will also be eligible to be paid an additional specified amount under the Incentive Plan based upon a subjective qualitative evaluation of the participant’s annual performance. Since the qualitative portion of the bonus is not formulaic, it will not meet the requirements to qualify as performance-based compensation under Section 162(m).
     The participants and the performance goals for each year must be established prior to January 29. The quantitative performance goals for each year will be based upon one or more of the following criteria relating to our company or one or more of its divisions, subsidiaries or lines of business: earnings per share; return on assets; an economic value added measure; shareholder return; earnings or earnings before interest, taxes and amortization; stock price; total shareholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; growth in core funeral calls; growth in preneed funeral sales or growth in preneed cemetery property sales; or trust portfolio performance compared to related market indices. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Incentive Plan to exclude the effect of non-recurring transactions, changes in accounting standards, extraordinary items or discontinued operations. The compensation committee may also specify other annual adjustments before January 29 of each year. For each year that the Incentive Plan is in effect, the compensation committee may change the performance goals permitted under the Incentive Plan and targets that must be met.
     No participant may be paid a bonus under the Incentive Plan of more than $1,500,000 for any fiscal year. Our compensation committee has discretion to decrease but not increase the amount of the bonus paid to a participant from the amount that is payable under the terms of the pre-established quantitative criteria for the applicable year. The compensation committee has the authority to decrease or increase the qualitative portion for each year, but only if in the opinion of counsel to our company increases in the qualitative portion would not affect the qualification of the quantitative portion as performance-based under Section 162(m). Our compensation committee may determine to pay bonuses under the

Incentive Plan in whole or in part in cash or stock. Any such stock will be issued through our stock-based incentive plans. Prior to the payment of annual bonuses under the Incentive Plan, our compensation committee must certify that the performance goals and the applicable conditions to the payment of the bonus have been met.
     Termination of Employment. A participant must be employed at the end of a fiscal year in order to receive a bonus under the Incentive Plan, unless our compensation committee determines otherwise in the case of death, disability, retirement or other special circumstances.
     Amendment to the Incentive Plan. Our compensation committee may amend, suspend or terminate the Incentive Plan at any time. Any amendment or termination of the Incentive Plan shall not, however, affect the right of a participant to receive any earned bonus for a completed fiscal year that has not yet been paid.
     Term of the Incentive Plan. The Incentive Plan applies to each of the five fiscal years during the period beginning November 1, 2007 and ending October 31, 2012, unless terminated earlier by the compensation committee.
     Bonuses to be Paid. If the Incentive Plan is not approved at the Annual Meeting, the annual incentive bonuses proposed to be paid under the Incentive Plan will not be paid, but participants will instead be permitted to participate in other bonus arrangements in order to provide total compensation commensurate with their responsibilities.
     Section 162(m). Nothing in the Incentive Plan precludes our board or its committees from making additional payments or special awards in their discretion outside of the Incentive Plan that may not qualify as performance-based compensation under Section 162(m).
Plan Benefits
     For information as to the bonuses that would have been paid to the executive officers under the Incentive Plan for the last fiscal year if the Incentive Plan had been in effect, please see the amounts reflected in the non-equity plan compensation column included in the Summary Compensation Table under “Executive Compensation.”
Vote Required
     Approval of the Incentive Plan requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the Annual Meeting. See “Other Matters – Quorum and Voting of Proxies.”
Our board unanimously recommends a vote FOR this proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended October 31, 2006. The audit committee has not completed its selection process for fiscal 2007.
     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.
OTHER MATTERS
Quorum and Voting of Proxies
     The presence, in person or by proxy, of a majority of our company’s total voting power is necessary to constitute a quorum. If a quorum is present, directors will be elected by plurality vote and the proposal to approve the Stewart Enterprises, Inc. 2007 Stock Incentive Plan and the proposal to approve the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan will require the affirmative vote of the holders of a majority of the voting power present or represented at the annual meeting. With respect to any matter that is properly brought before the meeting, other than the election of directors, abstentions will have the effect of a vote against the proposal, and broker non-votes will be counted as not present with respect to the proposal.
     All duly executed proxies received by us in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above, for the proposal to approve the Stewart Enterprises, Inc. 2007 Stock Incentive Plan and for the proposal to approve the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan.
     The board of directors does not know of any matters to be presented at our 2007 annual meeting other than those described herein. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.
Shareholder Proposals
     Any shareholder who desires to present a proposal for inclusion in our proxy materials relating to our 2008 annual meeting must forward the proposal to our Secretary at the address shown on the first page of this Proxy Statement in time to arrive at our offices no later than November 7, 2007.
     All shareholder proposals must comply with Section 2.14 of our By-laws in order to be eligible for consideration at a shareholders’ meeting. Our By-laws are filed with the SEC, and shareholders should refer to the By-laws for a complete description of the requirements. Any shareholder who wishes to present a proposal at our 2008 annual meeting must give us notice in advance of the meeting. The notice must be received by our Secretary no later than November 7, 2007 although this date will change in accordance with our By-laws if the date of our 2008 annual meeting is 30 calendar days earlier or later than April 20, 2008. The notice must contain (1) a complete and accurate description of the proposal; (2) a statement that the shareholder (or the shareholder’s legal representative) intends to attend the meeting and present the proposal and that the shareholder intends to hold of record securities entitled to vote at the meeting through the meeting date; (3) the shareholder’s name and address and the number of shares of our voting securities that the shareholder holds of record and beneficially as of the notice date and (4) a complete and accurate description of any material interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Lewis J. Derbes, Jr.
Secretary
Jefferson, Louisiana
March 6, 2007

APPENDIX A
STEWART ENTERPRISES, INC.
2007 STOCK INCENTIVE PLAN
     1. Purpose. The purpose of the Stewart Enterprises, Inc. 2007 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of Stewart Enterprises, Inc. (“STEI”) and its subsidiaries (collectively with STEI, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and STEI’s stockholders. Incentives consist of opportunities to purchase or receive shares of Class A Common Stock, no par value per share, of STEI (the “Common Stock”) or cash valued in relation to Common Stock, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which STEI owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.
     2. Administration.
          2.1 Composition. The Plan shall generally be administered by the Compensation Committee of the Board of Directors of STEI (the “Board”) or by a subcommittee thereof. The Compensation Committee or subcommittee thereof that generally administers the Plan shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).
          2.2 Authority. The Compensation Committee or a sub-committee thereof shall have plenary authority to award Incentives under the Plan and to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”). The Compensation Committee or a sub-committee thereof shall have the general authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Committee decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Compensation Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.
     3. Eligible Participants. Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Compensation Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Compensation Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.
     4. Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units; (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10).

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     5. Shares Subject to the Plan.
          5.1 Number of Shares. Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 5,000,000 shares.
          5.2 Share Counting. To the extent any shares of Common Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.
          5.3 Limitations on Awards. Subject to adjustment as provided in Section 12.5, the following additional limitations are imposed under the Plan:
               A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 2,500,000 shares.
               B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one fiscal-year period shall be 1,000,000.
               C. Restricted stock, restricted stock units and Other Stock-Based Awards with respect to an aggregate of 250,000 shares of Common Stock may be granted to officers, employees, consultants or advisors without compliance with the minimum vesting periods or exceptions provided in Sections 7.2, 8.2 and 10.2.
               D. Each director who is not an employee of the Company may be granted Incentives with respect to no more than 15,000 shares of Common Stock each fiscal year.
               E. The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any fiscal year shall be $1,000,000.
          5.4 Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.
     6. Stock Options. A stock option is a right to purchase shares of Common Stock from STEI. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:
          6.1 Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

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          6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.
          6.3 Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.10.
          6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.
          6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option, (f) in such other manner as may be authorized from time to time by the Committee.
          6.6 Repricing. Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10C. in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.
          6.7 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):
               A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.
               B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.
               C. No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

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               D. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of STEI or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.
     7. Restricted Stock.
          7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).
          7.2 The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, except that the following grants shall not be subject to the three-year minimum Restricted Period: (a) shares of restricted stock that vest based on the attainment of performance goals, (b) shares issued in payment of cash amounts earned under the Company’s annual incentive plan, (c) shares of restricted stock issued under Section 5.3C. hereof, and (d) grants to non-employee directors. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed with incremental vesting of portions of the award over the one-year period permitted. No minimum Restricted Period applies to grants to non-employee directors, to grants of shares issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants made under Section 5.3C. hereof. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company as described in Section 12.10.
          7.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:
The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Stewart Enterprises, Inc. 2007 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and STEI Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.
Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

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          7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.
          7.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.
          7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and, unless otherwise instructed by the participant, a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.
          7.7 Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.
     8. Restricted Stock Units.
          8.1 Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).
          8.2 Vesting Period. At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). The Vesting Period shall be a minimum of three years with incremental vesting over the three-year period permitted, except that the following grants shall not be subject to the three-year minimum Vesting Period: (a) restricted stock units that vest based on the attainment of performance goals, (b) restricted stock units issued under Section 5.3C. hereof, (c) grants to non-employee directors and (d) grants of shares issued in payment of cash amounts earned under the Company’s annual incentive plan. If the vesting is based upon the attainment of performance goals, a minimum Vesting Period of one year is allowed with incremental vesting of portions of the award over the one-year period permitted. No minimum Vesting Period applies to grants to non-employee directors, to grants of shares issued in payment of cash amounts earned under the Company’s annual incentive plan or to grants under Section 5.3C. hereof. Each award of restricted stock units may have a different Vesting Period. The acceleration of the expiration of the Vesting Period shall occur as provided under Section 12.10 upon a Change of Control of the Company and may also occur as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement.
          8.3 Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs,

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in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU. The participant shall have rights to the amounts or other property credited to such account.
          8.4 Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.
     9. Stock Appreciation Rights.
          9.1 Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.
          9.2 Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.
          9.3 Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion in addition to the automatic acceleration of SARs under Section 12.10.
          9.4 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.
          9.5 Payment. The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:
               A. the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by
               B. the Fair Market Value of a share of Common Stock on the Exercise Date.
     No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

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     If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.
     10. Other Stock-Based Awards.
          10.1 Grant of Other Stock-Based Awards. Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).
          10.2 Limitations. Except as permitted in Sections 5.3C. and except for grants to non-employee directors and grants of shares issued in payment of cash amounts earned under the Company’s annual incentive plan, other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted.
     11. Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, STEI, a division or a subsidiary: earnings per share; return on assets; an economic value added measure; shareholder return; earnings or earnings before interest, taxes and amortization; stock price; total shareholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; growth in core funeral calls; growth in preneed funeral sales or growth in preneed cemetery property sales; or trust portfolio performance compared to related market indices. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

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     12. General.
          12.1 Duration. No Incentives may be granted under the Plan after April 5, 2017; provided, however, that subject to Section 12.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.
          12.2 Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.
          12.3 Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.
          12.4 Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
          12.5 Adjustment. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance objectives of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a

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fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.
          12.6 Withholding.
               A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 12.6B. below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).
               B. Each Election must be made prior to the Tax Date. For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.
          12.7 No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.
          12.8 Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangements shall comply with Section 409A of the Code.
          12.9 Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:
               A. materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;
               B. amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or
               C. materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.
     12.10 Change of Control.
               A. Unless otherwise defined in an Incentive Agreement, Change of Control shall mean:

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     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30 percent of the outstanding shares of the STEI Common Stock, no par value per share (the “Common Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
     (a) any acquisition of Common Stock directly from STEI,
     (b) any acquisition of Common Stock by STEI,
     (c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by STEI or any corporation controlled by STEI, or
     (d) any acquisition of Common Stock by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under Section 12.10A.(iii); or
     (ii) Individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by STEI’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or
     (iii) consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of STEI (a “Business Combination”), in each case, unless, following such Business Combination,
     (a) all or substantially all of the individuals and entities who were the beneficial owners of STEI’s outstanding common stock and STEI’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (a) and paragraphs (b) and (c), shall include a corporation which as a result of such transaction owns STEI or all or substantially all of STEI’s assets either directly or through one or more subsidiaries), and
     (b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation

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resulting from such Business Combination or any employee benefit plan or related trust of STEI or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20 percent or more of the combined voting power of the then outstanding voting securities of such corporation, and
     (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (iv) approval by the shareholders of STEI of a plan of complete liquidation or dissolution of STEI.
               B. Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by STEI without the necessity of action by any person.
               C. No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 12.10A. and no later than 30 days after a Change of Control of the type described in subsections (i) and (ii) of Section 12.10A., the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:
     (i) require that all outstanding options and stock appreciation rights be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate,
     (ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),
     (iii) provide for mandatory conversion of some or all of the outstanding options and stock appreciation rights held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and stock appreciation rights shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option and stock appreciation right, as defined and calculated below, over the exercise price(s) of such options and stock appreciation rights or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

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     (iv) provide that thereafter upon any exercise of an option or stock appreciation right the participant shall be entitled to purchase under such option or stock appreciation right, in lieu of the number of shares of Common Stock then covered by such option or stock appreciation right, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options and stock appreciation rights.
               D. For the purposes of paragraph (iii) of Section 12.10C. the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:
     (i) the per share price to be paid to stockholders of STEI in any such merger, consolidation or other reorganization,
     (ii) the price per share offered to stockholders of STEI in any tender offer or exchange offer whereby a Change of Control takes place,
     (iii) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or
     (iv) in the event that the consideration offered to stockholders of STEI in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.
          12.11 Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined, (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

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APPENDIX B
STEWART ENTERPRISES, INC.
EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN
     1. Purpose. The purpose of the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan (the “Plan”) is to advance the interests of Stewart Enterprises, Inc. (the “Company”) by providing an annual incentive bonus to be paid to certain designated executive officers of the Company based on the achievement of pre-established performance goals.
     2. Qualification as Performance-Based Compensation. The Plan provides for an opportunity to earn an incentive bonus, part of which is earned based on the achievement of pre-established quantitative performance criteria and part of which is earned based upon qualitative performance criteria. It is the Company’s intention to structure and operate the Plan such that the quantitative portion of the incentive bonus will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) and be fully deductible by the Company for federal income tax purposes.
     3. Shareholder Approval. For purposes of qualifying the quantitative portion of the annual incentive bonus as performance-based compensation under Section 162(m), the payment of any bonus hereunder is subject to the approval of the Plan, including the material terms of performance goals used in the Plan, by the shareholders of the Company.
     4. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or, if all of the members of the Compensation Committee do not qualify as “outside directors” under Section 162(m), by a subcommittee of the Compensation Committee, all of the members of which qualify as “outside directors.” The authority of the committee or subcommittee that administers the Plan (the “Committee”) shall include, in particular, authority to:
     (a) designate participants for a particular year;
     (b) establish performance goals and objectives for a particular year;
     (c) establish regulations for the administration of the Plan and make all determinations deemed necessary for the administration of the Plan; and
     (d) certify as to whether performance goals have been met.
     5. Eligibility. The Committee shall designate no later than January 29 of each fiscal year the executive officers of the Company who shall participate in the Plan that year.
     6. Incentive Bonus. No later than January 29 of each year for which a bonus is to be payable hereunder (a “Plan Year”), the Committee shall establish the performance goals for that year, the objective criteria pursuant to which the quantitative portion of the bonus for that year is to be payable and the factors that will be considered in determining the qualitative portion of the bonus. No participant may be paid a bonus for any Plan Year in excess of $1,500,000. The Committee has the discretion to decrease, but not increase, the amount of the bonus that is payable under the terms of the pre-established quantitative criteria for the applicable year. The Committee has the discretion to increase or decrease the qualitative portion of the bonus, but only if any such increase would not, in the opinion of counsel to the Company, affect the qualification of the quantitative portion of the bonus as performance-based compensation under Section 162(m). The performance goals each year shall apply to performance of the Company or one or more of its divisions, subsidiaries or lines of business and shall be based upon one or more of the following performance goals: earnings per share; return on assets; an economic value added measure; shareholder return; earnings or earnings before interest, taxes and amortization; stock price; total shareholder return; return on equity, return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; operating income or net operating income; gross profit; operating

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profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; growth in core funeral calls; growth in preneed funeral sales or growth in preneed cemetery sales; or trust portfolio performance compared to related market indices. For any Plan Year, performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. The Committee may change the performance goals each year to any of those listed above and may also change the targets applicable to the performance goals from year to year.
     7. Payment of Incentive Bonus. As soon as practicable after the Company has publicly announced its earnings for the fiscal year for which the incentive bonus will be paid, the Committee shall evaluate the Company’s performance to determine the amount of the incentive bonus that has been earned. In performing such evaluation, the Committee shall make adjustments for the following:
     (a) cumulative effect of accounting changes;
     (b) extraordinary items, as that term is defined in Accounting Principles Board Opinion No. 30;
     (c) discontinued operations; and
     (d) unusual or infrequently occurring items (less the amount of related income taxes), as that term is used in Accounting Principles Board Opinion No. 30.
     The Committee may also specify by January 29 of each Plan Year other adjustments to be made with respect to the incentive bonus to be paid for the current Plan Year, including without limitation, adjustments related to asset write-downs; acquisition-related charges; litigation or claim judgments or settlements; the effects of changes in tax law or other laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and unrealized gains or losses on investments.
     The Committee shall certify, either in writing or by the adoption of written resolutions, prior to the payment of any incentive bonus under the Plan, that the performance goals applicable to the bonus payment were met. The incentive bonus may be paid in whole or part in the form of cash or stock of the Company in the discretion of the Committee. Shares of stock issued in payment hereunder may be paid under any of the Company’s stock-based incentive plans that provide for grants of stock or stock-based awards. The incentive bonus will be paid by the March 15 following the end of the year for which it was earned, unless deferred under a separate benefit plan of the Company.
     8. Termination of Employment. In order to be eligible to receive a bonus under the Plan, a participant must be an employee of the Company at the end of the Plan Year, unless this requirement is waived by the Committee in the case of death, disability or retirement or under such special circumstances as may be determined by the Committee. Any bonus payment to a participant, or the conditions thereof, upon termination of employment that deviate from the terms and conditions otherwise specified herein must be approved by the Committee and will only be considered for approval if such deviation would not, in the opinion of counsel to the Company, limit the Company’s federal income tax deduction for such bonus payment under Section 162(m).
     9. Forfeiture of Benefits. In the event a participant is discharged by the Company for cause, including, without limitation, fraud, embezzlement, theft, commission of a felony, proven dishonesty or other unethical behavior, or disclosure of trade secrets of the Company, then the amount of any benefit provided under this Plan to which the participant would otherwise be entitled shall be forfeited. The decision of the Committee as to the cause of a former participant’s discharge shall be final.
     10. Employee Rights Under the Plan. Nothing in this Plan shall be construed to:

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     (a) grant any officer of the Company any claim or right to be granted an award under this Plan;
     (b) limit in any way the right of the Company to terminate a participant’s employment with the Company at any time; or
     (c) be evidence of any agreement or understanding, express or implied, that the Company will employ a participant in any particular position or at any particular rate of remuneration.
     11. Assignments and Transfers. A participant may not assign, encumber or transfer his or her rights and interests under the Plan.
     12. Amendment and Termination. The Committee may amend, suspend or terminate the Plan at any time in its sole and absolute discretion. Any amendment or termination of the Plan shall not, however, affect the right of a participant to receive any earned but unpaid incentive bonus.
     13. Withholding of Taxes. The Company shall deduct from the amount of any incentive bonus paid hereunder any federal or state taxes required to be withheld.
     14. Term of Plan. The Plan applies to each of the five Plan Years during the period beginning November 1, 2007 and ending October 31, 2012, unless terminated earlier by the Committee.
     15. Performance-Based Compensation under Section 162(m) of the Internal Revenue Code. The Company intends that the quantitative portion of any incentive bonus paid to an executive officer under the Plan will qualify as performance-based compensation under Section 162(m). Nothing in this Plan precludes the Company from making additional payments or special awards to a participant outside of the Plan that may or may not qualify as performance-based compensation under Section 162(m), provided that such payment or award does not affect the qualification of any bonus paid or payable under the Plan as performance-based compensation.
     16. No Vested Interest or Right. At no time before the actual payout of an incentive bonus to any participant under the Plan shall any participant accrue any vested interest or right whatsoever under the Plan, and the Company has no obligation to treat participants identically under the Incentive Plan.

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PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STEWART ENTERPRISES, INC. The undersigned hereby appoints Thomas M. Kitchen and Lewis J. Derbes, Jr., or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Stewart Enterprises, Inc. held of record by the undersigned on February 9, 2007 at the Annual Meeting of Shareholders to be held on April 5, 2007, or any adjournment thereof. (Please See Reverse Side) Address Change/Comments (Mark the corresponding box on the reverse side) Ù FOLD AND DETACH HERE Ù PleaseMark Here o for Address Change or Comments SEE REVERSE SIDE

1. To elect each of our directors to serve a one-year term of office expiring at our 2008 annual meeting. FOR AGAINST ABSTAIN 2. To adopt the Stewart Enterprises, Inc. 2007 Stock Incentive Plan
3. To adopt the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan FOR all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY to vote for the nominees listed below 4. To transact such other business as may properly come before the meeting or any adjournment thereof INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below; One-year term: 01 Thomas J. Crawford 05 Ronald H. Patron 02 Thomas M. Kitchen 06 Michael O. Read 03 Alden J. McDonald, Jr. 07 Ashton J. Ryan, Jr. 04 James W. McFarland 08 Frank B. Stewart, Jr The Board of Directors recommends that you vote FOR the nominees and the proposals listed on this proxy. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees and the proposals Dated: ___, 2007 ___(SIGNATURE OF SHAREHOLDER) ___(SIGNATURE IF HELD JOINTLY) Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please given full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Ù FOLD AND DETACH HERE Ù WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/stei Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR Mail Mark, sign and date your proxy card and return it in the enclosed If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.